                                                                   EXHIBIT 10(l)

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                                CREDIT AGREEMENT

                                   dated as of

                                  June 1, 1992


                                      among

                       ATLANTIC SOUTHEAST AIRLINES, INC.,

                                                                       Borrower,



                           HOVIA BANK OF GEORGIA, N.A.

                                                                          Agent,

                                       and

                       WACHOVIA BANK OF GEORGIA, N.A., and

                    THE BANK OF TOKYO, LTD., ATLANTA AGENCY,

                                                                        Lenders.


                     Eight Embraer EMB-120 Brasilia Aircraft


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


                                TABLE OF CONTENTS

                                                                                                           Page
Article I             DEFINITIONS; REFERENCES........................................................        1
         Section 1.01-- Definitions..................................................................        1
         Section 1.02-- Use of Defined Terms.........................................................       10
         Section 1.03-- Section and Exhibit References, etc..........................................       10

Articel II            PURCHASE OF NOTES AND CERTIFICATES; PAYMENTS;
         REPLACEMENT NOTES...........................................................................       10
         Section 2.01-- Purchase of Notes and Certificates...........................................       10
         Section 2.02 -- Procedures for Purchase of Notes and
                      Certificates...................................................................       11
         Section 2.03-- Commitment Fee...............................................................       11
         Section 2.04-- Facility Fee.................................................................       11
         Section 2.05-- Replacement Notes............................................................       12

Article III           SECURITY FOR BORROWER'S OBLIGATIONS............................................       12
         Section 3.01-- Security Interest in Collateral..............................................       12
         Section 3.02-- Set-Off Rights...............................................................       12

Article IV            PAYMENTS UNDER THE NOTES AND CERTIFICATES
             AND OTHER AMOUNTS PAYABLE BY BORROWER AND AGNET.........................................       13
         Section 4.01-- How Payments Are Made........................................................       13
         Section 4.02-- Right to Prepay..............................................................       14
         Section 4.03-- Mandatory Prepayments........................................................       14
         Section 4.04-- Mandatory Purchase...........................................................       14
         Section 4.05-- Amount of Prepayment.........................................................       14
         Section 4.06-- Interest on Past Due Amounts.................................................       15
         Section 4.07-- Limit on Interest Payable....................................................       15
         Section 4.08-- Lender's Call Rights.........................................................       15
         Section 4.09 - Payments by Agent............................................................       16
         Section 4.10-- Interest Rate Notices........................................................       16

Article V             BORROWER'S REPRESENTATIONS AND WARRANTIES......................................       16
         Section 5.01-- Corporate Standing...........................................................       16
         Section 5.02-- Corporate Powers.............................................................       16
         Section 5.03-- Binding Effect...............................................................       16
         Section 5.04-- Litigation...................................................................       16
         Section 5.05-- Financial Statements.........................................................       17
         Section 5.06-- Taxes........................................................................       17
         Section 5.07 -- Status as United States Citizen and
                      Air Carrier....................................................................       17
         Section 5.08-- Location of Offices..........................................................       17
         Section 5.09-- Governmental Consents........................................................       17
         Section 5.10-- Condition of Aircraft........................................................       17
         Section 5.11-- Absence of ERISA Liability...................................................       18
         Section 5.12-- Delta Agreement..............................................................       18
         Section 5.13-- Subsidiaries; Stock Ownership................................................       18
         Section 5.14-- Investment Company Status....................................................       18


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



         Section 5.15-- Solvency.....................................................................       18

Article VI            AFFIRMATIVE COVENANTS..........................................................       19
         Section 6.01-- Financial Statements.........................................................       19
         Section 6.02-- Inspection of Collateral and Records.........................................       20
         Section 6.03-- Corporate Existence..........................................................       20
         Section 6.04-- Merger, etc..................................................................       20
         Section 6.05-- Citizenship and Air Carrier Status...........................................       21
         Section 6.06-- Compliance with ERISA........................................................       22
         Section 6.07-- Disposition of Assets........................................................       22
         Section 6.08-- Performance of Delta Agreement...............................................       22
         Section 6.09-- Financial Covenants..........................................................       22
         Section 6.10-- Certificate of No Default....................................................       23
         Section 6.11-- Insurance on Fleet...........................................................       23

Article VII           CONDITIONS PRECEDENT TO THE PURCAHSE OF NOTES                                         24
         Section 7.01 -- Conditions Precedent to the Purchase
                      of the Initial Note............................................................       24
         Section 7.02-- Conditions Precedent to the Purchase
                      of All Notes...................................................................       24

Article VIII EVENTS OF DEFAULT; REMEDIES.............................................................       26
         Section 8.01-- Events of Default............................................................       26
         Section 8.02-- Remedies.....................................................................       28

Article IX            BORROWER'S INDEMNITIES.........................................................       29
         Section 9.01-- General Indemnity............................................................       29
         Section 9.02-- Taxes........................................................................       31
         Section 9.03-- Survival.....................................................................       33

Article X             YIELD PROTECTION; ILLEGALITY...................................................       33
         Section 10.01-- Additional Costs............................................................       33
         Section 10.02-- Breakage Costs..............................................................       34
         Section 10.03-- Illegality..................................................................       34

Article XI            AGENT..........................................................................       35
         Section 11.01-- Appointment; Powers and Indemnities;
                      Compensation...................................................................       35
         Section 11.02-- Reliance by Agent...........................................................       36
         Section 11.03-- Defaults....................................................................       36
         Section 11.04-- Rights as a Lender..........................................................       36
         Section 11.05-- Indemnification.............................................................       37
         Section 11.06-- Nonreliance on Agent or Lenders.............................................       37
         Section 11.07-- Failure to Act..............................................................       37
         Section 11.08-- Resignation of Agent; Successor Agent                                              38
         Section 11.09-- Investment of Funds.........................................................       38
         Section 11.10-- Representations and Warrantes...............................................       39
         Section 11.11-- No Claims Against Agent, etc................................................       41
         Section 11.12 -- Form of Certificates; Issuance,
                      Transfer, and Exchange of Certificates.........................................       41

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

         Section 11.13-- Action Upon Written Instructions............................................       42
         Section 11.14-- Expenses....................................................................       43




         Section 11.15-- Procedures for Disposing of Collateral                                             43

Article XII           RECEIPT, DISTRIBUTION, AND APPLICATION OF
         INCOME       ...............................................................................       44
         Section 12.01-- Payment by Agent Generally..................................................       44
         Section 12.02-- Application of Payments After Default                                              44
         Section 12.03-- Payments After Event of Default.............................................       45
         Section 12.04-- Application of Indemnity and Certain
                      Other Payments.................................................................       46
         Section 12.05-- Other Payments..............................................................       46
         Section 12.06-- Method of Payment...........................................................       46
         Section 12.07-- Payments From Proceeds from Borrower........................................       47
         Section 12.08-- Termination of Certificates.................................................       47

Article XII           MISCELLANEOUS..................................................................       47
         Section 13.01-- No Waivers; Cumulative Remedies.............................................       47
         Section 13.02-- Notices.....................................................................       47
         Section 13.03-- Transaction Expenses; Agent's Fees..........................................       47
         Section 13.04-- Amendments..................................................................       48
         Section 13.05-- Successors and Assigns......................................................       49
         Section 13.06-- Wachovia's Representations and
                      Warranties.....................................................................       51
         Section 13.08-- Governing Law...............................................................       52
         Section 13.09-- Headings....................................................................       52
         Section 13.10-- Execution in Counterparts...................................................       52
         Section 13.11-- Survival of Representations and
                      Warranties.....................................................................       52
         Section 13.12-- Severability................................................................       52
         Section 13.13-- Proex Agreement.............................................................       52
         Section 13.14-- Agent Not Acting in Individual
                      Capacity.......................................................................       53

Annex A               Procedures for Purchasing Aircraft,
                      Notes, and Certificates; Documentation

Exhibit A             Form of Note
Exhibit B             Form of Proex Agreement
Exhibit C             Form of Mortgage
Exhibit D             Form of Purchase Agreement Assignment
Exhibit E             Form of Consent
Exhibit F             Form of opinion of Borrower's counsel
Exhibit G             Form of opinion of Crowe & Dunlevy
Exhibit H             Form of opinion of counsel to Embraer
Exhibit I             Form of opinion of Castro Barros Sobral e Xavier
Exhibit J             Form of Guarantee
Exhibit K             Form of Certificate

                                CREDIT AGREEMENT

     This Credit Agreement is entered into as of June 1, 1992 among (i) Atlantic Southeast Airlines, Inc. ("Borrower"), a Georgia corporation, (ii) Wachovia Bank of Georgia, N.A., a national banking association, in its individual capacity, and The Bank of Tokyo, Ltd., Atlanta Agency, a Georgia agency of a Japanese banking corporation, as lenders (the "Lenders"), and (iii) Wachovia Bank of Georgia, N.A., a national banking association, not in its individual capacity (except as otherwise expressly stated) but solely as agent (in such representative capacity ("Agent").

     Borrower, the Lenders, and Agent agree as follows:


                                    Article I

                             DEFINITIONS; REFERENCES

                  Section 1.01 -- Definitions. The following terms, when capitalized as below, have the following meanings:

                  "Act": the Federal Aviation Act of 1958, as amended, or its successor.

                  "Agent": Wachovia Bank of Georgia, N.A., not in its individual capacity but solely in its capacity as agent for Lenders, or the successor agent pursuant to section 11.08 hereof.

                  "Agreement": This Credit Agreement.

                  "Aircraft": up to eight Embraer EMB-120 Brasilia aircraft to be delivered under the Purchase Agreement and in each case designated by Borrower as an "Aircraft" to be financed under this Agreement. Borrower shall make each such designation by giving notice to Agent (which Agent agrees to relay promptly to each Lender) at least three Business Days before the Purchase Date therefor, which notice is not revoked by notice to Agent (which Agent agrees to relay promptly to each Lender) on or before the Purchase Date therefor.

                  "Bank LIBOR": for any Interest Period: a rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to the consensus rate at which 180-day deposits in Dollars appear on the Reuters Screen LIBO Page at approximately 11:00 a.m. London, England time, on the day that is two Business Days before the first day of that Interest Period. Agent shall establish and maintain procedures designed to remind each Lender of the interest reset three Business Days before the first day of each Interest Period and to notify each Lender of the reset rate two Business Days before the first day of each Interest Period.

                  "Bank of Tokyo": The Bank of Tokyo, Ltd., Atlanta Agency.

                  "Basic Documents": this Agreement, the Purchase
Agreement, the Proex Agreement, the Guarantee, and the Mortgage; and each Certificate, Note, Purchase Agreement Assignment, Consent, Proex Supplement, and Mortgage Supplement as executed and delivered.

                  "Book Net Worth": defined in section 6.09.

                  "Borrower Interest Rate" with respect to any Interest Period: an interest rate equal to Bank LIBOR for such Interest Period, plus 0.625% per annum (computed on the basis of a year of 360 days), based on actual days elapsed.

                  "Business Day": any day, other than a Saturday or Sunday, on which commercial banks are open for business in New York, New York, London, England, and Sao Paulo, Brazil, and Agent is open for business in Atlanta, Georgia, and if such day is a Purchase Date or Interest Payment Date or relates to a notice by Borrower with respect to any Purchase Date, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Call Dates": June 30, 1996, December 31, 1998, and June 30, 2001.

                  "Capitalized Lease": a capitalized lease of any tangible real or personal property, as determined pursuant to GAAP.

                  "Certificate": a loan certificate substantially in the form of Exhibit K, or a loan certificate issued in exchange or replacement for such a certificate.

                  "Change in Control": the acquisition by any Person (other than Delta Air Lines, Inc., directly or indirectly) or group (within the meaning of Rule 13d-5 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934), or by two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of
1934) of either (i) 33-1/3% or more of the outstanding shares of voting stock of Borrower or (ii) the power to direct or cause the direction of the management and policies of Borrower, whether through the ownership of voting securities, by contract, or otherwise. A reorganization of Borrower into a holding company structure, in which Borrower's shareholders' beneficial ownership (as so defined) of Borrower and its Affiliates immediately after the reorganization is identical to such beneficial ownership immediately before the reorganization, shall not by itself be a "Change in Control".

                  "Closing Date": June 1, 1992 (the execution date for this Agreement).

                  "Code": the Internal Revenue Code of 1986, as amended from time to time, including effective date and transition rules (whether or not codified). Any reference to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Collateral": the "Collateral" under the Mortgage.

                  "Commitment": Agent's commitment to purchase the Notes, and each Lender's commitment to participate, through the purchase of Certificates, in the Agent's purchase of Notes, in the amount set forth opposite each Lender's name in section 2.01, for an aggregate amount of up to $43,000,000; Borrower may reduce such amount upon 30 days' prior written notice to Agent (which Agent agrees to relay promptly to each Lender) and in the event of such reduction in the total commitment, each Lender's commitment will be reduced pro rata based on the relation of each Lender's commitment to the total commitment.

                  "Commitment Fee": the fee required to be paid by Borrower to Agent, for the benefit of the Lenders, pursuant to section 2.03.

                  "Commitment Period": the period from the Closing Date through the earliest of (w) March 31, 1993, (x) the date upon which the eighth Aircraft is delivered to and accepted by Borrower pursuant to the Purchase Agreement, (y) the date on which the remaining Commitment is terminated pursuant to section 8.02, and (z) a date set by Borrower pursuant to a notice sent to Agent (which Agent agrees to relay promptly to each Lender) at least 30 days prior to such date.

                  "Consent": a Consent and Agreement, substantially in the form of Exhibit E, relating to a Purchase Agreement Assignment and dated the same date as that Purchase Agreement Assignment.

                  "Current Maturities of Long-Term Debt": the amounts due, within the 12-month period following any fiscal quarter end of

Borrower, under long-term debt instruments of Borrower, as determined pursuant to GAAP.

                  "Default": any event or condition that would become an Event for Default upon the giving of notice or lapse of time or both, or any Event of Default.

                  "Delta Agreement": the agreement between Delta Air Lines, Inc. and Borrower, dated June 1, 1986, relating to joint marketing or code sharing for interconnecting flights.


                  "Depreciation and Amortization Expense": the total expenses of depreciation and amortization incurred by Borrower in the 12-month period preceding any fiscal quarter end of Borrower, as determined pursuant to GAAP.

                  "Dollars" and "$": United States dollars.

                  "Downpayment": 15% of Equipment Cost for the first $6,500,000 of Equipment Cost, and 100% of Equipment Cost in excess of $6,500,000, for an Equipment Portion, minus any amounts that Borrower paid to Vendor before the relevant Purchase Date (including deposits or letter-of-credit proceeds applied to such Equipment Portion), pursuant to the Purchase Agreement, relating to such Equipment Portion.

                  "Earnings Before Tax": the total earnings from all sources, excluding extraordinary items, of Borrower in the 12-month period preceding any fiscal quarter end of Borrower, prior to any deduction for federal and state income taxes, as determined pursuant to GAAP.

                  "Embraer": Embraer-Empresa Brasileira de Aeronautica S.A., a Brazilian corporation, and its successors and assigns.

                  "Environmental Complaint": any complaint, proceeding, or order under any federal, state, or local statutes, laws, ordinances, codes, rules, or regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

                  "Equipment Cost": the purchase price for an Equipment Portion, as set forth in (and as adjusted pursuant to) the Purchase Agreement.

                  "Equipment Portion": an Aircraft and any Spare Parts purchased with that Aircraft.

                  "ERISA": defined in section 5.11.

                  "Event of Default": defined in section 8.01.

                  "Event of Loss": defined in the Mortgage.

                  "FAA": the Federal Aviation Administration of the United States, or any instrumentality of the United States succeeding to its function.

                  "Facility Fee": defined in section 2.04.

                  "Financed Amount": the amount determined pursuant to the second sentence of section 2.01.

                  "GAAP": generally accepted accounting principles as in effect in the United States and applied on a basis consistent with that used in the preparation of the financial statements referred to in section 5.05, except for changes therein with which Borrower's independent public accountants concur that are disclosed in the notes to the relevant financial statements.

                  "Guarantee": the document by that name, executed by ASA Investments, Inc., in substantially the form of Exhibit J.

                  "Hazardous Substance": (a) any "hazardous substance", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as in effect form time to time; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as in effect from time to time; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, or material, all as amended or hereafter amended.

                  "herein", "hereof", "hereunder", etc.: in, of, or under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).

                  "Illegality Event": defined in section 10.03.

                  "including": containing, embracing, or involving the enumerated item(s), but not necessarily limited to such item(s).

                  "Indemnitee": Agent (individually and in its agency capacity) or a Lender, or any agent (other than Proex Bank), employee, director, successor, or permitted assign of any of the foregoing.

                  "Indebtedness": (a) total liabilities (as determined pursuant to GAAP) of Borrower and its subsidiaries on a consolidated basis plus
(b) any debt of a Person that is not included in clause (a) above and that is guaranteed by Borrower or one or more of its subsidiaries, plus (c) 70% of all Operating Lease Obligations.

                  "Interest Expense": amounts paid by or due from Borrower for interest accrued on Borrower's debts during the 12-month period preceding any fiscal quarter end of Borrower, as determined pursuant to GAAP.

                  "Interest Payment Date": for a Note: each June 30 and December 31 after the Purchase Date for that Note, through December 31, 2002; except that any Interest Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

                  "Interest Period": for a Note: each period beginning on an Interest Payment Date for that Note (or, in the case of the first Interest Period for that Note, beginning on its Purchase Date) and ending on (but excluding, for purposes of computing interest) the following Interest Payment Date for that Note.

                  "Lender": Wachovia or Bank of Tokyo, or a successor or assign of either.

                  "Liabilities": defined in section 9.01.

                  "Lien": any mortgage, pledge, assignment, encumbrance, lien (statutory or other), or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any lease in the nature thereof).

                  "Majority Lenders": Lenders who, at the pertinent time, have a 66-2/3% or more interest in the sum of (x) all outstanding Certificates and (y) the unused Commitments outstanding of all Lenders, excluding any Certificates then held by, or in which a participation has been granted to, Borrower or any affiliate of Borrower.

                  "Materially Adverse Change" or "Materially Adverse
Effect": any event, act, condition, or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) that, singly or in conjunction with any other event(s), act(s), condition(s), occurrence(s), whether or not related, results in a materially adverse change in, or has a materially adverse effect upon, any of (a) the financial condition, operations, business, properties, or prospects of Borrower, (b) the rights and remedies of Agent or any Lender under the Basic Documents, or Borrower's ability to perform its obligations under the Basic Documents, or (c) the legality, validity, or enforceability of any Basic Document, giving due consideration to any insurance coverage available to Borrower for such event, act, condition, or occurrence.

                  "Mortgage": the Security Agreement and Chattel Mortgage between Borrower and Agent, substantially in the form of Exhibit C.

                  "Mortgage Supplement": defined in section 3.01.

                  "Note": Borrower's promissory note, in the form of Exhibit A, issued in connection with a designated Aircraft, or a note issued in exchange or replacement for such a note.

                  "1991 10-K": Borrower's annual report on Form 10-K for the year ended December 31, 1991.

                  "Officer's Certificate": a certificate signed in the name of Borrower (or, with respect to section 6.04(c), of the Successor) by the chairman of the board, the president, a vice president, or the treasurer of Borrower (or the Successor).

                  "Operating Lease": a lease of tangible real or personal property, other than a Capitalized Lease, requiring aggregate payments of $100,000 or more during the fiscal year of the lessee.

                  "Operating Lease Obligations": the amount equal to the aggregate of all scheduled lease payments (that will become due after any fiscal quarter end of Borrower for purposes of the term "Indebtedness" as used in section 6.09(a), but that were due during the 12-month period preceding any fiscal quarter end of Borrower for purposes of section 6.09(b)) under the terms of all of Borrower's Operating Leases.

                  "or": at least one, but not necessarily only one, of the alternatives enumerated.

                  "Participation Percentage": a particular Lender's Commitment as a percentage of the total Commitment of Lenders, as set forth opposite such Lender's name in section 2.01.

                  "Permitted Lessee": defined in the Mortgage

                  "Permitted Lien": defined in the Mortgage.

                  "Person": any individual, corporation, partnership, joint venture, or other legal or governmental entity.

                  "Prepayment Event": the occurrence of any of the following events (with respect to the specific Aircraft involved in the case of clauses (a), (b), (c), or (d) below):

         (a) Borrower fails to keep each Aircraft registered with the FAA;

         (b) Agent fails or ceases to have a perfected first-priority security interest in each Aircraft, except when the Note relating to such Aircraft has been fully paid;

         (c) a Lien (other than a Permitted Lien) on an Aircraft exists (and, if such Lien is subordinate in priority to Agent's security interest in the Aircraft, has existed for at least six months after a financial officer of Borrower becomes aware of its existence).

         (d) Borrower fails to obtain an FAA standard airworthiness certificate for an Aircraft within four weeks following the Purchase Date for such Aircraft;

         (e) the expiration of 120 days after a Change in Control, provided that (subject to confidentiality requirements under the securities laws) Borrower shall notify Agent as soon as it becomes aware of an actual or impending Change in Control event, and Agent, acting in good faith, will notify Borrower promptly after Agent reaches a tentative conclusion that it will exercise its rights under section 4.04 (and this Prepayment Event shall be separate and distinct from and does not affect the affirmative covenant regarding merger described in section 6.04 hereof);

         (f) the expiration of 120 days after both (i) the Delta Agreement is fundamentally amended or terminated (other than a termination that is an Event of Default under section 8.01(d)) and (ii) Delta Air Lines, Inc. and its affiliates transfer all or substantially all of their beneficial ownership of the Borrower to a Person not affiliated with Delta Air Lines, Inc., provided, that Borrower shall notify Agent as soon as it becomes aware of any of the events described in (i) or (ii), and Agent, acting in good faith, will notify Borrower promptly after Agent reaches a tentative conclusion that it will exercise its rights under section 4.04; or

         (g) Borrower ceases to be an "air carrier" within the meaning of the Act.

                  "Prime Rate": the interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Proex Agreement": an agreement substantially in the form of Exhibit B, or a substantially similar agreement entered into between Agent and a Proex Bank.

                  "Proex Bank": Banco de Credito Nacional S.A., New York Branch (or any other Person selected by Borrower and accepted by Agent in accordance with section 13.13 to serve as a Proex bank under a Proex Agreement), in its capacity as Proex bank under the Proex Agreement, and its successors in such capacity.

                  "Proex Interest Payments": the Proex Interest Payments described in section 3.01 of the Proex Agreement.

                  "Proex Program": the export support program (Programa de Financiamento as Exportacoes - Proex) of the Federative Republic of Brazil, as established by Law no. 8.187 of June 1, 1991, Resolution 1.845 of July 31, 1991, as amended by Resolution 1.905 of February 18, 1992, of the Central Bank of Brazil, Ordinance nos. 745 of August 1, 1991, and 133 of February 18, 1992, of the Minister of Economy, Treasury, and Planning, and Ordinance no. 18 of September 27, 1991, of the Department of Foreign Trade - Decex, and Circular DIRIN/PROEX No. 1 of November 8, 1991, of Banco do Brasil, S.A., as from time to time supplemented or amended.

                  "Proex Supplement": a document by that name, substantially in the form of Schedule A to the Proex Agreement, executed and delivered on a Purchase Date with respect to the Equipment Portion then being delivered.

                  "Purchase Agreement": Purchase Agreement No. 154-DCO/AC/90 (including all attachments, exhibits, and letter agreements thereto) dated August 27, 1990, between Vendor and Borrower.

                  "Purchase Agreement Assignment": a document by that name, substantially in the form of Exhibit D, executed and delivered on a Purchase Date with respect to the Aircraft then being delivered.

                  "Purchase Date": a date on which Borrower purchases an Aircraft and, simultaneously, the Lenders purchase the related Certificates and Agent purchases the related Note.

                  "Regulatory Change": any change after the date of this Agreement in federal, state, or Japanese law or regulations or the adoption or making after such date of any interpretations or directives applying to a class of banks including any Lender of or under any federal, state, or Japanese law or mandatory regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reuters Screen LIBO Page": the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates for Dollar deposits).

                  "SEC Filings": the 1991 10-K.

                  "Secured Obligations": defined in section 1.01 of the Mortgage.

                  "Series of Certificates": the Certificates issued in connection with an Aircraft, or (if the context so requires) two or more Aircraft.

                  "Spare Parts": the appliances, spare parts, and other items of equipment purchased with the Aircraft under the Purchase Agreement.

                  "Successor": defined in section 6.04(a).

                  "Tangible Net Worth": defined in section 6.09.

                  "Taxes": defined in the last sentence of section 9.02(a).

                  "Taxing Authorities": defined in the first sentence of
section 9.02(a).
                                       10

                  "Vendor": Embraer.

                  "Wachovia": Wachovia Bank of Georgia, N.A., in its individual capacity and not as agent.

                  Section 1.02 -- Use of Defined Terms. Any defined term used in the plural preceded by the "the" encompasses all members of the relevant class. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any agreement or instrument as from time to time supplemented and amended. A definition in singular form applies to the plural form of the term, and vice versa.

                  Section 1.03 -- Section and Exhibit References, etc. References to Articles, sections, exhibits, and the like refer to those in or attached to this Agreement unless otherwise specified.


                                   Article II

         PURCHASE OF NOTES AND CERTIFICATES; PAYMENTS; REPLACEMENT NOTES

Section 2.01 -- Purchase of Notes and Certificates. Subject to the satisfaction of the conditions precedent set forth in Article VII, and on the terms and conditions set forth in this Article II, on the Purchase Date for each Aircraft, (i) Borrower shall issue the related Note to Agent, and Agent shall purchase that Note from Borrower, and (ii) Wachovia and Bank of Tokyo each will purchase from Agent a Certificate, equal in face amount to 62.5% and 37.5%, respectively, of the related Note. The Financed Amount for each Aircraft shall be 85% of the Equipment Cost for the related Equipment Portion, so that the total Equipment Cost for such Aircraft shall be paid 15% by Borrower and 85% by the Related Note, provided, that the Financed Amount for any Aircraft financed under this Agreement shall not exceed 85% of $6,500,000 (and Borrower shall pay 100% of Equipment Cost for any such Aircraft in excess of $6,500,000) and the Financed Amount for all Aircraft financed under this Agreement shall not exceed $47,000,000. Each Note and each Series of Certificates shall be purchased for its face amount, and the total face amount of each Series of Certificates, and the face amount of each Note, each shall equal the Financed Amount for the related Aircraft. The term, interest rate, and amortization schedule for each Note shall be as set forth in the form of Note in Exhibit A, with the first Interest Payment Date thereon being the first Interest Payment Date after the date of that Note, and principal amortization being in 20 equal payments (with cents being rounded). Each Lender's

Commitment, pro rata share of such Financed Amount in accordance with its Participation Percentage, and pro rata share of Equipment Cost for each Aircraft financed under this Agreement shall be as follows:

                       Commitment         Participation       Percentage of
Name of Lender        Per Aircraft          Percentage        Equipment Cost
--------------        ------------        -------------       --------------
Bank of Tokyo         $2,071,875.00           37.5%               31.875%
Wachovia              $3,453,125.00           62.5%               53.125%

Agent's and each Lender's Commitment shall expire at 3:00 p.m., Atlanta, Georgia time, on the last day of the Commitment Period.

                  Section 2.02 -- Procedure for Purchase of Notes and Certificates. The procedure to be followed in the purchase of Notes and Certificates is described in Annex A. Neither Agent nor any Lender shall have any duty to pay the pro rata share of the Financed Amount on any Purchase Date for any Lender who fails to provide its pro rata share of such Financed Amount. At Agent's offices at 191 Peachtree Street, N.E., Atlanta, Georgia 30303 (or such other location as Agent shall designate in writing), not later than 2:00 p.m. (Atlanta, Georgia time) on the appropriate Purchase Date, upon fulfillment of the conditions set forth in Annex A, Agent will purchase from Borrower the Note related to the Aircraft that Borrower purchased on that date, and each Lender will purchase from Agent the appropriate related Certificate, in each case for a purchase price equal to the face amount thereof (as set forth in section 2.01).

                  Section 2.03 -- Commitment Fee. In partial consideration of the Lenders' agreement to fund Agent's purchase of the Notes, Borrower shall pay to Agent, for the benefit of the Lenders, a Commitment Fee ("Commitment Fee") during the Commitment Period, payable in arrears on the first day of each quarter or partial quarter (for the prior quarter or partial quarter) after the Closing Date, with a final payment on the last day of the Commitment Period, and computed at a rate per annum (calculated on the basis of a 360-day year and actual days elapsed) of 0.125% of the average daily unused portion of the Lenders' Commitment. The term "quarter" as used in this section shall mean the relevant calendar quarter ending on one of the following dates: March 31, June 30, September 30, or December 31.

                  Section 2.04 -- Facility Fee. In partial consideration of the Lenders' agreement to finance the Aircraft pursuant to this Agreement, Borrower shall pay to Agent, for the benefit of the

Lenders, a fee ("Facility Fee") of $26,875 (.0625% of the Commitment) within three days after the Closing Date.


                  Section 2.05 -- Replacement Notes. If (a) any Note becomes mutilated, defaced, lost, stolen, or destroyed, (b) a successor Agent is appointed under section 11.08, (c) a Lender's Certificate(s) is/are purchased under section 4.08, or (d) Borrower, Agent, or a Lender otherwise reasonably requests, then, upon the request of Borrower, Agent, or any Lender, (x) Borrower shall promptly execute and deliver to Lender a replacement Note for each such Note as to which such a request is made, and (y) Agent shall surrender to Borrower, in exchange for such replacement Note, the Note being replaced (if not lost, stolen, or destroyed). Each replacement Note shall have terms as the Note that it replaces, except for such changes as Borrower, Agent, and the Lenders agree upon (such agreement not to be unreasonably withheld) following a request by any of them for such a change.


                                   Article III

                       SECURITY FOR BORROWER'S OBLIGATIONS

                  Section 3.01 -- Security Interest in Collateral. To secure Borrower's obligations to Agent (in its individual and agency capacities) and the Lenders under each Note and the other Basic Documents to which Borrower is or becomes a party, Borrower shall execute and deliver to Agent, on each Purchase Date, a supplement to the Mortgage (a "Mortgage Supplement"), substantially in the form of Schedule A to the Mortgage, granting to Agent, for the benefit of Agent (in its individual and agency capacities) and the Lenders, a perfected purchase money security interest in the Aircraft being purchased from Vendor on such Purchase Date.

                  Section 3.02 -- Set-Off Rights. If Borrower becomes insolvent, or any Event of Default occurs, any indebtedness that any Lender then owes to Borrower and any other property of Borrower that any Lender then holds may be offset and applied toward the payment of any principal of or interest on any Note to the extent of such Lender's beneficial interest therein represented by Certificate(s), or any obligation of Borrower to such Lender under the Basic Documents, whether or not any such other obligation is then due. Any Lender exercising its rights under this section shall promptly notify Borrower and Agent thereof, provided, that such Lender's failure to give such notice shall not affect the validity thereof. Each Lender agrees that if it shall obtain payment, pursuant to the exercise of its rights and under this section, of a proportion of Borrower's aggregate indebtedness to it hereunder and under the Notes beneficially owned by such Lender which is greater than such Lender's proportion of the aggregate indebtedness hereunder and under the Notes beneficially owned by it, (a) it shall simultaneously purchase from any other Lender for cash an interest in such indebtedness beneficially held by such other Lender so that the aggregate unpaid amount of such indebtedness and interest thereon beneficially held by each Lender shall be proportionate to the aggregate unpaid indebtedness beneficially owing to it by Borrower immediately before such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that each Lender shares such payment pro rata in accordance with the principal outstanding under the Certificates which it has purchased hereunder; provided, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchasing Lender restored to the extent of such recovery, but without interest; provided further, that nothing in this section shall in any way affect the right of any Lender to obtain payment of indebtedness other than indebtedness hereunder or under the Notes or Certificates. Borrower consents to the foregoing arrangements and agrees that any beneficial holder of any such interest or other participation in Borrower's indebtedness may, to the extent permitted by applicable law, exercise any and all rights of set-off as fully as if such holder were a beneficial holder of such indebtedness in the amount of such interest or other participation. If, under any bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a set-off to which this section 3.02 applies, such Lender shall, to the extent practicable, exercise it rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this section
3.02 to share in the benefits of any recovery on such secured claim.


                                   Article IV

                    PAYMENTS UNDER THE NOTES AND CERTIFICATES
                 AND OTHER AMOUNTS PAYABLE BY BORROWER AND AGENT

                  Section 4.01 -- How Payments Are Made. Borrower shall make its payments and prepayments of principal and interest due on the Notes, all amounts due as Commitment Fees or a Facility Fee hereunder, and all other amounts payable by Borrower to Agent or any Lender under the Basic Documents, to Agent (ABA # 0610-0001-0) at 191 Peachtree Street, N.E., Atlanta, Georgia 30303, for credit to account no. 17069749, Reference: Atlantic Southeast Airlines

(1992 Financings)/Georgia Corporate Division, Attention: Gay Winters, ext. 4055 (or at such other place or account as Agent from time to time notifies Borrower), in immediately available funds and in Dollars, no later than 12:00 noon (Atlanta, Georgia time) on the date when due. Any payment made by Borrower to Agent after 12:00 noon (Atlanta, Georgia time) on any day shall be deemed to have been made on the following Business Day. If any payment due under the Basic Documents comes due on a day which is not a Business Day, such payment shall instead be made on the following Business Day, and interest or Commitment Fees, as the case may be, shall accrue at the applicable rate to the day of payment. As between Borrower and the Lenders, any payment made to Agent shall be deemed to be payment to the Lenders. Agent will distribute to each Lender its distributable share of each such payment in accordance with Article XII hereof.

                  Section 4.02 -- Right to Prepay. Unless a Default exists, after the first anniversary of the Closing Date, Borrower shall have the right to prepay in full (but not in part) the outstanding principal amount of the Note issued with respect to any designated Aircraft, without premium or penalty, and upon such prepayment pursuant to this section, Agent shall prepay in full the Certificates issued with respect to such Aircraft in the manner set forth in
Article XII hereof. Borrower shall give to Agent at least 15 days prior written notice (which notice shall be irrevocable) of such prepayment, and Agent shall relay that notice promptly to each Lender. Upon any prepayment of any Note under this section 4.02, Borrower shall pay all accrued and unpaid interest on the principal of such Note to the date of prepayment, together with all amounts payable under section 10.02 with respect to such prepayment.

                  Section 4.03 -- Mandatory Prepayments. Following the occurrence of an Event of Loss with respect to any Aircraft, Borrower shall prepay the Note executed in connection with that Aircraft, in accordance with section 7.01 of the Mortgage, and shall pay all amounts payable under section
10.02 with respect to such prepayment. Upon acceleration of the Notes pursuant to section 8.02, Borrower shall prepay such Notes, and shall pay all amounts payable under section 10.02 with respect to such prepayment.

                  Section 4.04 -- Mandatory Purchase. Upon the occurrence of a Prepayment Event, Agent shall have the right to require Borrower to purchase or cause the purchase of (x) in the case of a Prepayment Event described in clauses
(a) through (d) of the definition of such term in section 1.01, the Series of Certificates related to the Aircraft to which such Prepayment Event relates and

(y) in the case of any other Prepayment Event, all outstanding Certificates, in either case, for a purchase price equal to (a) the cumulative then-outstanding principal amount of such Series of Certificates, plus all accrued but unpaid interest on such Series of Certificates to the date of such purchase, plus (b) all amounts payable under section 10.02 with respect to such purchase. The payment described in the preceding sentence shall be due 10 days after Agent notifies Borrower that a Prepayment Event has occurred (if that Prepayment Event has not been cured by then), and shall be made in the manner prescribed by section 4.01. Upon such a purchase of a Series of Certificates, Agent shall endorse the related Note in favor of the purchaser and deliver it to such purchaser.

                  Section 4.05 -- Amount of Prepayment. Subject to section 4.07, a Note shall be deemed satisfied in full upon the prepayment of all principal of such Note, the payment of the interest due on or with respect to such Note on such prepayment date, the payment of all past-due interest on or with respect to such Note, and the payment of all amounts payable under section 10.02 with respect to such prepayment.

                  Section 4.06 -- Interest on Past Due Amounts. Any amounts past due (by acceleration or otherwise) and at any time outstanding under any Note or from Borrower under any other Basic Document shall (to the extent permitted by law) bear interest, payable on demand, from the due date until payment in full, at a rate equal to 2% per annum above the Prime Rate.

                  Section 4.07 -- Limit on Interest Payable. The amount of interest due or payable under this Agreement, any Note, or any Certificate shall not in any event exceed the maximum allowable by applicable law, and this sentence shall override any contrary provision in this Agreement, any Note, or any Certificate.

                  Section 4.08 -- Lenders' Call Rights. Each Lender shall have the right, in its sole discretion, to require Borrower to purchase or cause the purchase of such Lender's Certificates on any Call Date, for a purchase price equal to the then-outstanding principal amount of such Certificates, plus all accrued but unpaid interest on such Certificates to the date of such purchase. The purchase price shall be paid in the manner prescribed by section 4.01. To exercise this right, a Lender must so notify Borrower (a "Call Notice") at least 18 months before the Call Date involved. After receiving a Lender's Call Notice, Borrower may purchase or cause the purchase of such Lender's Certificates on any Business Day before the Call Date, if it so notifies such Lender at least 10 Business Days before such purchase date (which such notice must specify), for the purchase price specified in the first sentence of this section. After a Lender gives a Call Notice, the interest rate on such Lender's Certificates shall be increased to Bank LIBOR plus 3% per 360-day period starting one year before the Call Date, and Borrower shall pay to Agent, on each Interest Payment Date, for distribution on such Lender's Certificates, an amount equal to such additional interest accrued through such Interest Payment Date. Any purchaser of Certificates under this section (other than Borrower) must be approved by Agent (such approval not to be unreasonable withheld), except for any purchaser of Certificates from Wachovia. A Lender's Call Notice may include (or be accompanied with) such Lender's proposal for changed terms or conditions (including a change in interest rate) for the financing described in the Basic Documents, which, if accepted by Borrower and consented to by Agent and the other Lender(s), would result in such Lender's revoking its Call Notice. In connection with any purchase of Certificates under this section, Agent and the Lenders shall co-operate, at Borrower's expense, with Borrower's reasonable instructions designed to preserve (or attempt to preserve) the Proex Interest Payments with respect to the Note and Equipment Portion that relate to such Certificates.


                  Section 4.09 -- Payments by Agent. Agent shall hold and disburse all amounts that it receives under the Basic Documents in accordance with the terms of this Agreement, including Article XII.

                  Section 4.10 -- Interest Rate Notices. Agent shall notify Borrower of the actual Bank LIBOR for each Interest Period promptly after determining it. Agent's failure to do so shall not affect Borrower's obligations under the Basic Documents unless Agent fails to do so after receives notice of that failure from Borrower, and Borrower is thereafter damaged by such failure.


                                    ARTICLE V

                    BORROWER'S REPRESENTATION AND WARRANTIES

                  Borrower represents and warrants as follows:

                  Section 5.01 -- Corporate Standing. Borrower is a duly organized corporation existing in good standing under the laws of Georgia, has the corporate power and legal authority to own or lease its properties and to carry on its business as now conducted and as now proposed to be conducted, and is duly qualified to do business in all jurisdictions wherein such qualification is necessary (except in any jurisdictions in which the failure to qualify would have no materially adverse effect on its business or on its ability to carry out its obligations under the Basic Documents to which it is (or is to become) a party.

                  Section 5.02 -- Corporate Powers. Borrower's execution, delivery, and performance of the Basic Documents to which it is (or is to become) a party are within Borrower's corporate powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary corporate action on Borrower's part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Borrower or any agreement or instrument to which Borrower is a party or to which it or any of its property is subject, except that the legality and validity of each Purchase Agreement Assignment is subject to the execution and delivery of the related Consent.

                  Section 5.03 -- Binding Effect. The Basic Documents to which Borrower is (or is to become) a party are (or will be when executed and delivered) legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement or creditors' rights generally.

                  Section 5.04 -- Litigation. Except as disclosed in the SEC Filings, there are no pending or (to the best of Borrower's knowledge after due inquiry) threatened actions or proceedings before any court or administrative agency which may be expected to have a Materially Adverse Effect or which seek to question or set aside any of the transactions herein contemplated.

                  Section 5.05 -- Financial Statements. The audited balance sheet as of December 31, 1991 for Borrower and its consolidated subsidiaries, and the related results of operations for the year then ended, have been prepared in accordance with GAAP and correctly present Borrower's financial condition as of such date and results of operations for such period, and since December 31, 1991, there has been no Materially Adverse Change.

                  Section 5.06 -- Taxes. Borrower has filed all tax returns which it is or was required to file, and has paid all taxes shown to be due and payable on those returns or on any assessment received by it, except such taxes of Borrower, if any, as are being contested diligently in good faith, and by appropriate proceedings, and as to which adequate reserves have been provided in accordance with GAAP.

                  Section 5.07 -- Status as United States Citizen and Air Carrier. Borrower is a "citizen of the United States" as that term is used in section 101(16) of the Act, and is a duly certified "air carrier" within the meaning of the Act.

                  Section 5.08 -- Location of Offices. Borrower's chief executive office and principal place of business, and the place where Borrower keeps it financial records concerning the Collateral, is located at its address referred to in section 13.02.

                  Section 5.09 -- Governmental Consents. Neither the execution, delivery, and performance of any of the Basic Documents (other than the Proex Agreement), nor the consummation of any of the transactions contemplated thereby by Borrower or Vendor (including the importation of the Aircraft into the United States from Brazil), requires the consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any federal, state, or foreign governmental authority or agency (including any judicial body) except for (a) the filing and recording of the Mortgage, and of the FAA bill of sale, the FAA application for registration, and the Mortgage Supplement for each Aircraft with the FAA; (b) the filing and recording of UCC-1 financing statements for each Aircraft with the Superior Court Clerk Offices in Bibb, Clayton, and Fulton County, Georgia, and in the appropriate places in Texas and Arkansas; (c) the registration of each Aircraft with the FAA pursuant to the Act; (d) the filing of any necessary documents with customs officials; and (e) any necessary action with respect to the Proex Program.

                  Section 5.10 -- Condition of Aircraft. On each Purchase Date, the Aircraft to be delivered on such Purchase Date shall be in such condition as is sufficient to enable Borrower to obtain a standard U.S. certificate of airworthiness for such Aircraft and to enable such airworthiness certificate to be maintained in good standing; and, to Borrower's knowledge (which shall be based on acceptance tests by Borrower in accordance with its usual practices, to the extent permitted under the Purchase Agreement), such Aircraft shall otherwise conform in all material respects to the specifications for such Aircraft set forth in the Purchase Agreement.

                  Section 5.11 - Absence of ERISA Liability. Each employee pension benefit plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA")) of Borrower is in compliance with the applicable provisions of ERISA and of the Internal Revenue Code of 1986, as from time to time amended, in all respects, except to the extent that noncompliance would not be materially adverse to Borrower's business, assets, financial condition, or ability to perform its obligations under the Basic Documents.

                  Section 5.12 -- Delta Agreement. The Delta Agreement is (a) the only agreement between Delta Air Lines, Inc. and Borrower relating to joint marketing or code sharing for interconnecting flights, and (b) in full force and effect. There exists no default under the terms of the Delta Agreement and there has not occurred any event that would ripen into a default upon the giving of notice or passage of time.

                  Section 5.13 -- Subsidiaries; Stock Ownership. Borrower owns 100% of the outstanding stock of ASA Investments, Inc. and Borrower has no material stock or other equity investment in any other corporation, partnership, or other Person.

                  Section 5.14 -- Investment Company Status. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 5.15 -- Solvency. Borrower (i) has sufficient capital to carry on all businesses and transactions in which it engages or is about to engage, (ii) owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower's debts
(iii) is solvent, (iv) will continue to be solvent after the creation of the security interests in the Collateral by the Basic Documents, and after assuming all obligations related to the Basic Documents, and (v) is able to pay its debts as they mature.



                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  So long as any Note, or any amount owed by Borrower under any other Basic Document, remains outstanding or unpaid or Agent or any Lender has any Commitment hereunder:

                  Section 6.01 -- Financial Statements. Borrower shall furnish to Agent and each Lender:

                  (a) within 45 days after the end of each of the first three quarters in each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such quarter prepared in accordance with GAAP and setting forth in each case in comparative form figures for the corresponding period in the preceding year, all in reasonable detail and certified by the Chief Financial Officer of Borrower, subject to changes resulting from year-end adjustments, and Form 10-Q for Borrower (or, if Borrower is not a SEC-reporting company because of having been reorganized into a subsidiary of a holding company, then for such holding company) for such period;

               (b) within 90 days after the end of each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries, for such year, and the balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, and certified to Borrower by its independent certified public accountants and to each Lender by Borrower's Chief Financial Officer, as presenting fairly the financial position and results of operations of Borrower and its consolidated subsidiaries and as having been prepared in accordance with GAAP, and Form 10-K for Borrower (or, if Borrower is not a SEC-reporting company because of having been reorganized into a subsidiary of a holding company, then for such holding company) for such period;

               (c) within two Business Days after any officer of Borrower obtains knowledge of any Default, an Officer's Certificate specifying its nature, the period of its existence, and what action Borrower proposes to take with respect to it; and

               (d) promptly upon request, such other data or information (financial or otherwise) regarding Borrower or the Collateral as Agent from time to time reasonably requests.

               Section 6.02 -- Inspection of Collateral and Records. Borrower shall permit any person(s) from time to time designated in writing by Agent, at the Lenders' expense (or at Borrower's expense if a Default exists at the time), to visit and inspect any of the Collateral and Borrower's (or any Permitted Lessee's) records with respect to the Collateral, at such times as Agent reasonably requests, and to discuss Borrower's affairs, finances, and accounts with Borrower's officers. No such inspection shall unreasonably interfere with Borrower's (or any Permitted Lessee's) operations or maintenance. Neither the Lenders nor Agent shall have any duty to make any such inspection, and the Lenders and Agent shall not incur any liability or obligation by reason of not making any such inspection. Upon Agent's request, Borrower shall promptly notify Agent of the maintenance operations then scheduled on the Aircraft for the six-month period following such request.

                  Section  6.03 -- Corporate  Existence.  Except as permitted by section 6.04, Borrower shall maintain its corporate existence in good standing in the state of its incorporation and in all jurisdictions where qualification is then necessary (except in any jurisdiction in which the failure to qualify would have no materially adverse affect on its business or on its ability to carry out its obligations under the Basic Documents to which it is (or is to become) a party). Borrower shall preserve and renew its rights (charter and statutory), patents, and franchises, unless Borrower determines in good faith that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss thereof will not adversely affect Agent's or the Lenders' rights or Borrower's business, assets, operations, condition (financial or otherwise).

                  Section 6.04 -- Merger, etc. Without limiting the requirements regarding mandatory purchase of Certificates contained in section 4.04 hereof, Borrower shall not consolidate with or merge into any other corporation, or convey, transfer, or lease all or substantially all of its assets as an entirety to any Person, unless:

                  (a) the corporation formed by such consolidation or the Person who acquires by conveyance, transfer, or lease all or substantially all of Borrower's assets as an entirety (the "Successor") (i) is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) is a "citizen of the United States" as defined in section 101(16) of the Act, and (iii) is an air carrier (within the meaning of section 101(3) of the Act) certificated under section 604(b) of the Act; and, in the case of such a consolidation, conveyance, transfer or lease, the Successor, (x) executes and delivers to Agent and the Lenders an agreement, in form and substance satisfactory to Majority Lenders, containing an assumption by the Successor of the due and punctual performance and observance of Borrower's obligations under the Basic Documents to which Borrower is then a party, and (y) makes such filings and recordings, including any filing or recording with the FAA pursuant to the Act or any filing under the UCC, as are necessary to evidence such consolidation, merger, conveyance, transfer, or lease with or to the Successor;

                  (b) immediately after giving effect to such transaction,(i) no Default exists and (ii) Borrower's or the Successor's, as the case may be, business, assets, operations, condition (financial or otherwise), and financial and other ability to perform its obligations under the Basic Documents will not be adversely affected by such transaction in any material respect; and

                  (c) Borrower or the Successor delivers to Agent and each Lender, promptly upon consummation of such transaction, an Officer's Certificate stating that the conditions precedent set forth in clause
          (a) have been compiled with an opinion of counsel for Borrower or for the Successor, in form and substance satisfactory to Majority Lenders, stating that the agreements entered into to effect such consolidation, merger, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor (or in the case of a merger, by Borrower) and that they (and the Basic Documents so assumed) constitute legal, valid, and binding obligations of the Successor (or in the case of a merger, or Borrower), enforceable in accordance with their terms (to the same extent as the Basic Documents so assumed were enforceable against Borrower immediately prior to such transaction); and that all conditions precedent which are legal in nature provided for in this Agreement and relating to such transaction have been fulfilled.

          Upon any such consolidation, conveyance, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Borrower under the Basic Documents to which Borrower is a party, with the same effect as if the Successor had been named as Borrower therein. No such conveyance, transfer, or lease of substantially all Borrower's assets as an entirety shall have the effect of releasing Borrower (or any Successor) from its liability under the Basic Documents to which it is a party. Nothing in this section shall permit any lease, sublease, or other arrangement for the use, operation, or possession of the Aircraft except in compliance with the applicable provisions of this Agreement and the Mortgage.

                  Section 6.05 -- Citizenship and Air Carrier Status. Borrower will at all times remain a "citizen of the United States" as defined in section 101(6) of the Act and an "air carrier" within the meaning of the Act.


                  Section 6.06 -- Compliance with ERISA.

                  (a) Borrower will, at all times, make prompt payment of contributions that it is required to make to any employee benefit plan to which it is a party as are necessary to meet the minimum funding standards for such an employee benefit plan, as required by ERISA.

                  (b) Within two Business Day after the occurrence of any event or circumstance, including any event which is classified as a "Reportable Event" under ERISA, in connection with any employee benefit plan to which it is a party, that might constitute grounds for termination of an employee benefit plan to which Borrower is a party by the Pension Benefit Guaranty Corporation or might result in the appointment of a trustee by a United States District Court under section 4042 of ERISA to administer such employee benefit plan, Borrower will provide Agent and each Lender with an Officer's Certificate describing the event or circumstance, stating the reasons for any such action by the Pension Benefit Guaranty Corporation or a United States District Court, and specifying the action Borrower proposes to take with respect thereto.

                  Section 6.07 -- Disposition of Assets. Borrower will not dispose of any its assets, other than in the ordinary course of its business, unless it receives full, fair, and reasonable consideration for such assets; and Borrower will not during any twelve-month period dispose of assets, other than in the ordinary course of its business, which have an aggregate book value in excess of $5,000,000; provided, that Borrower shall have the right to dispose of any aircraft for at least such aircraft's book value and such sale of an aircraft for at least book value will not be included in the calculation of the $5,000,000 of assets sold in a twelve-month period. The book value of an aircraft shall be determined in accordance with GAAP. For avoidance of doubt, the "ordinary course" of Borrower's business generally shall include (x) acquisitions or dispositions of marketable securities (other than acquisitions or dispositions exceeding 5% of any class of "equity security", as defined in the Securities Exchange Act of 1934) and (y) the disposition of parts of discontinued aircraft, engines, or propellers not constituting part of a program to reduce Borrower's fleet in any material respect.

                  Section 6.08 -- Performance of Delta Agreement. Borrower shall faithfully perform all obligations it has under the Delta Agreement.

                  Section 6.09 -- Financial Covenants. Borrower shall not permit at any fiscal quarter end of Borrower on a consolidated basis (consolidating Borrower and its subsidiaries) for any reason (including a Lender's exercise of its rights under section 4.08):


                  (a) Debt to TNW. its ratio of Indebtedness to Tangible Net Worth to exceed 3.5 to 1. "Tangible Net Worth" shall mean Book Net Worth minus (x) the amount, if any, of Borrower's and its subsidiaries' assets which would be treated as intangibles under generally accepted accounting principles, (y) any writeup in the book value of any fixed asset resulting from a revelation thereof, and (z) the amount, if any, at which shares of stock of Borrower appear on the asset side of the Borrower's balance sheet. "Book Net Worth" shall mean the book value of Borrower's and its subsidiaries' total assets located in the United States of America (exclusive of any indebtedness owed to Borrower or its subsidiaries by an affiliate of Borrower) minus Borrower's and its subsidiaries' total liabilities. For avoidance of doubt, the phrase "total assets located in the United States of America" shall include marketable securities and commercial paper issued by a foreign entity but held in the United States of America by Borrower or any of its subsidiaries.

                  (b) Fixed Charge Coverage. its ratio of (i) Earnings Before Tax plus Interest Expense plus Depreciation and Amortization Expense plus Operating Lease Obligations to (ii) Interest Expense plus Current Maturities of Long-Term Debt plus Operating Lease Obligations, to be less than 1.4 to 1.

                  (c) Minimum TNW. its Tangible Net Worth to be less than (i) $75 million for any fiscal quarter ending in 1992, (ii) $80 million for any fiscal quarter ending in 1993, (iii) $85 million for any fiscal quarter ending in 1994, and (iv) $90 million for any fiscal quarter ending in 1995 or after.

                  (d) Current Ratio. its ratio of (i) current assets (determined in accordance with GAAP), other than amounts due from affiliates, to (ii) current liabilities (determined in accordance with GAAP), to be less than 1 to 1.

                  Section 6.10 -- Certificate of No Default. Along with Borrower's delivery of the quarterly financial statements and annual financial statements required by sections 6.01(a) and 6.01(b), Borrower shall furnish to each Lender a certificate of Borrower's Chief Financial Officer certifying that to the best of his or her knowledge no Default exists (or, if a Default does exist, a statement as to its nature and the action that Borrower proposes to take with respect to it).

                  Section 6.11 -- Insurance on Fleet. Borrower will at all times maintain, with insurers of recognized responsibility, insurance on each aircraft in its fleet substantially similar (as to type, amounts, and risks covered) to the insurance Borrower is required to maintain on the Aircraft under the terms of sections 6.01 and 6.05 of the Mortgage, provided, that Borrower shall not be required to carry hull insurance for any aircraft (other than an Aircraft) that has a fair market value of less than $1,000,000.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO THE PURCHASE OF NOTES

                  Section 7.01 -- Conditions Precedent to the Purchase of the Initial Note. Each Lender's obligation and Agent's obligation to purchase a Certificate or Note on the first Purchase Date are subject to the satisfaction of the following conditions precedent and Agent's receipt on or before such initial Purchase Date of the following, in form and substance satisfactory to
Agent:

                  (a) a certificate of Borrower's secretary, dated the Purchase Date, certifying attached copies of the resolutions of Borrower's board of directors evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party, and showing the names and specimen signature(s) (or copies thereof) of Borrower's officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party,

                  (b)      an executed Proex Agreement,

                  (c)      an executed Mortgage,

                  (d)      an executed Guarantee,

                  (e) an Officer's Certificate certifying an attached copy of the Purchase Agreement, and

                  (f)      copies of the SEC Filings.

     In addition, Borrower's obligation to close on the first Purchase Date is subject to its receipt of an executed letter agreement among Borrower, the Lenders, and Agent, in form and substance satisfactory to each, concerning sections 4.02(d)(i) and 6.05 of the Mortgage.

                  Section 7.02 -- Conditions Precedent to the Purchase of All Notes. Each Lender's obligation and Agent's obligation to purchase each Certificate and Note (including each initial Certificate and the Initial Note) is subject to the additional conditions precedent that:

                  (a) Agent shall have received the following, each dated as of the pertinent Purchase Date, in form and substance satisfactory to
          Agent:



                           (1)      the Note for the relevant Aircraft,
                  executed by Borrower,

                           (2) an executed Mortgage Supplement with respect to the relevant Aircraft,

                           (3) an executed Purchase Agreement Assignment, with the related executed Consent, with respect to the relevant Aircraft,

                           (4) an executed Proex Supplement with respect to the relevant Aircraft,

                           (5) an Officer's Certificate to the effect that: (x)

                  Borrower's representations and warranties in Article V of this Agreement and section 6 of the relevant Purchase Agreement Assignment are true and accurate as though made on the Purchase Date, and (y) no Default exists or will result from Agent's purchase of such Note,

                           (6) a certificate of insurance describing the insurance maintained by Borrower with respect to the Aircraft being purchased, and stating that such insurance conforms to the requirements of the Mortgage,

                           (7)      an opinion from Borrower's counsel,
                  substantially in the form of Exhibit F,

                           (8) an opinion from Crowe & Dunlevy, special FAA counsel, substantially in the form of Exhibit G, covering the Aircraft that is the subject of the Note being purchased,

                           (9)      an opinion of counsel to Embraer,
                  substantially in the form of Exhibit H,

                           (10)     an opinion of Brazilian counsel,
                  substantially in the form of Exhibit I, and

                           (11) such additional opinion(s) (including, if requested, from Troutman, Sanders, Lockerman & Ashmore) and document(s) as Agent requests;

                  (b) Agent shall have received copies of the necessary FAA Application for Aircraft Registration and FAA Bill of Sale pertaining to the Aircraft being purchased;

                  (c) Borrower's representations and warranties in the Basic Documents shall be true and accurate as though made on and as of such Purchase Date,


                  (d) no Default shall exist or shall result from Agent's purchase of such Note;

                  (e) all filings, recordings, and other actions necessary to establish, protect, preserve, and perfect Agent's and the Lenders' interests under the Mortgage shall have been duly made or taken;

                  (f) all necessary consents, approvals, licenses, permits, declarations, or registrations then required in connection with the execution, delivery, performance, validity, and enforceability of the Basic Documents and the transactions contemplated thereby shall have been obtained;

                  (g) Agent shall have received a copy of the approval of the application for coverage of the Purchase of the Aircraft by the Proex Program;

                  (h)in Agent's reasonable judgment, since December 31, 1991, no Materially Adverse Change shall have occurred;

                  (i) each Lender shall have made available the amount of its Participation Percentage of the Financed Amount for the relevant Aircraft in accordance with Article II hereof; and

                  (j) each Lender shall have received (c/o Troutman, Sanders, Lockerman & Ashmore) the following, each dated as of the pertinent Purchase Date, in form and substance reasonably satisfactory to each
          Lender:

                           (1) the Certificate issuable to it with respect to the relevant Aircraft, duly executed by Agent, and

                           (2) an executed copy of each document referred to in section 7.02(a)(2) through (10).

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

                  Section 8.01 -- Events of Default. Each of the following shall constitute an "Event of Default":

                  (a) Borrower fails to make any payment due from Borrower on any Note or under any other Basic Document (including any on any Note or under any other Basic Document (including any amount due under section 4.04 hereof) when due, and such failure continues for five Business Days after Borrower's receipt of notice of such failure from Agent or any Lender;

                  (b) any representation or warranty made by Borrower in the Basic Documents, or in any certificate or other document that is furnishes pursuant to the Basic Documents, proves to have been incorrect in any material respect when made;

                  (c) Borrower fails to maintain the insurance required by the terms of the Mortgage;

                  (d) the Delta Agreement is voluntarily terminated by Borrower, or is amended so as to have a Materially Adverse Effect on Borrower (this Event of Default being separate and distinct from and not affecting the Prepayment Event relating to the Delta Agreement described in clause (f) of the definition of "Prepayment Event");

                  (e) Borrower fails to provide Agent and each Lender with the Officer's Certificate required by section 6.01(c) or 6.06(b) within 10 days after any of Borrower's officers obtains notice of a Default or the ERISA-related event or circumstance occurs, respectively;

                  (f) Borrower fails in any material respect to perform any other covenant or agreement in the Basic Documents (including section
         6.09 hereof), and (if remediable) such failure to perform continues for 30 days after Borrower's receipt of notice of such default from Agent or any Lender;

                  (g) Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) files a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (5) fails to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code;

                  (h) a proceeding or case is commenced, without Borrower's application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or of all or a majority of its assets, or (3) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 60 days; or an order for relief against Borrower is entered in an involuntary case under the federal Bankruptcy Code;

                  (i) loan, lease, or deferred purchase obligations of Borrower totalling more than $1 million are in default after the expiration of any applicable grace period, if the effect of such default is to permit such obligations to be accelerated or otherwise declared to be due and payable prior to their stated maturity, or Borrower defaults in the payment when due of more than $1 million of loan, lease, or deferred purchase obligations, or Borrower defaults in the payment of any amount when due under the terms of any financing with any Lender, provided such financing was, at any time, for an amount in excess of $1 million;

                  (j) one or more judgment(s) is/are rendered by one or more court(s) of competent jurisdiction against Borrower for a total of more than $1 million and is/are not stayed or discharged, or fully bonded against, within 60 days of the date of entry;

                  (k) any "Reportable Event" under ERISA shall have occurred, or any finding or determination shall be made with respect to an employee benefit plan to which Borrower is a party under section 4041(c) or (e) of ERISA, or any fact or circumstance shall occur with respect to an employee benefit plan to which Borrower is a party, that, in the opinion of Majority Lenders, provides grounds for the commencement of any proceeding under section 4042 of ERISA, or any proceeding shall be commenced under section 4042 of ERISA with respect to an employee benefit plan to which Borrower is a party; or

                  (l) Borrower shall deny any further liability under any Note or under any other Basic Document.

                  Section 8.02 -- Remedies. If an Event of Default (other than under section 8.01 (g) or (h)) exists, Agent may (and upon its receipt of written request by Majority Lenders shall) declare all Notes to be immediately due and payable, whereupon all Notes shall become and be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which Borrower hereby waives, and all Commitments shall terminate. If an Event of Default under section 8.01(g) or (h) occurs, all Notes automatically shall become immediately due and payable and all Commitments automatically shall immediately terminate, without presentment, demand, protest, or notice of any kind, all of which Borrower hereby waives. Upon the occurrence of any Event of Default, Agent may (and upon its receipt of written request by Majority Lenders shall) exercise any of its rights and remedies under the Basic Documents, including the Mortgage.


                                   ARTICLE IX

                             BORROWER'S INDEMNITIES

                  Section 9.01 -- General Indemnity. Borrower assumes liability for, and agrees to indemnify each Indemnitee against, and on written demand to pay, or to reimburse each Indemnitee for the payment of, any and all Liabilities.

         "Liabilities" means any and all liabilities, obligations, losses, damages, penalties, claims (including claims involving strict liability in tort), suits, actions, costs, expenses, and disbursements, including legal fees and expenses, of whatsoever kind and nature imposed on, incurred by, or asserted against any Indemnitee relating to or arising out of any Basic Document, the enforcement against Borrower of any of the terms of the Basic Documents, or any lease or relinquishment of possession of the Aircraft or any part thereof or any action or inaction of Borrower or of any lessee, assignee, or transferee of Borrower in connection therewith, the purchase of the Aircraft and the Spare Parts under the Purchase Agreement, the ownership of the Aircraft, the acquisition, delivery, nondelivery, acceptance, nonacceptance, rejection, registration, deregistration, insuring, storage, manufacture, assembly, transportation, importation, exportation, maintenance, condition, modification, testing, repair, fitness for use, merchantability, sale, abandonment, lease, sublease, assignment, transfer, transfer of title, possession, repossession, use, operation, return, or other application or disposition of the Aircraft and the Spare Parts or any component thereof, the condition upon return thereof after repossession following the occurrence of an Event of Default or following the exercise of remedies under the Mortgage, including latent or other defects, whether or not discoverable, loss of or damage to any property or the environment, death or injury of any person, and any claim for patent, trademark, copyright, or mask work infringement and the violation or infringement by Borrower of any laws, rules, or regulations, or (without limiting any of the foregoing) any breach by Borrower of, noncompliance by Borrower with, or misrepresentation made or deemed made by or on behalf of Borrower in, under, or in connection with the Purchase Agreement or any Purchase Agreement Assignment or any warranty, certificate, or agreement made or delivered in, under, or in connection with the Purchase Agreement or any Purchase Agreement Assignment. Without limiting the generality of the foregoing, "Liabilities" shall in any event include any and all losses, damages (including all foreseeable and unforeseeable consequential damages), costs, claims, liabilities, penalties, fees, injuries, or expenses of whatever kind or nature (including reasonable counsel fees and costs) that an Indemnitee sustains or incurs in connection with: any Environmental Complaint, any Hazardous Substance release, disposal, recycling, storage, handling, treatment or exposure, or any environmental clean-up (including any remedial, removal, or response action) in connection with or relating to (i) any property that Borrower or any of its affiliates now or in the past or future shall own, operate or use, or (ii) any operations of Borrower or any of its affiliates, whether such operations took place before or after the date of this Agreement.

     However, this section 9.01 shall not require Borrower to pay or indemnify any Indemnitee under this section (i) for any Liability to the extent resulting from such Indemnitee's acts of gross negligence or willful misconduct; (ii) for any Taxes (Borrower's duties in respect of Taxes being set forth in section 9.02) or for any cost or expense relating to the preparation, execution, delivery, or enforcement of the Basic Documents (Borrower's duties in respect of such costs and expenses being set forth in section 13.03); (iii) for any Liability that such Indemnitee incurs to the extent resulting from its breach of any of its representations, warranties, or covenants in any Basic Document; (iv) for any Liability to the extent resulting from a claim against such Indemnitee not related to (x) any Equipment Portion, (y) any action or inaction of Borrower or any lessee, assignee, or transferee of Borrower, or (z) any of the transactions contemplated by the Basic Documents; (v) for any Liability with respect to transfer taxes or other expenses payable with respect to the transfer of any Note or any Certificate, other than a transfer after the occurrence of an Event of Default; or (vi) for any violation or purported violation of any law relating to usury or the charging or collecting of excess interest or finance charges.

     If any Indemnitee obtains knowledge of any claim or liability required to be indemnified against under this section 9.01, such Indemnitee shall promptly notify Borrower, but the failure to do so shall not relieve Borrower from any liability that it otherwise would have to such Indemnitee under this section. Upon an Indemnitee's request, the defense of any Liability for which Borrower would be required to indemnify such Indemnitee hereunder shall be conducted by Borrower, with counsel selected by Borrower and satisfactory to Lender. However, if the defense of any such Liability is conducted by Agent or any Lender, Agent or such Lender shall select the counsel to conduct it, but shall consult with Borrower as to such selection; provided, that the decision as to which counsel to select shall be and remain Agent or such Lender's.

     Borrower shall be obligated under this section 9.01 irrespective of whether the Indemnitee is also indemnified with respect to the same matter under any other Basic Document or other document by any other Person, and the Indemnitee may proceed directly against Borrower under this section 9.01 without first resorting to any such rights of indemnification. Upon the payment in full of any indemnities due and owing under this section 9.01, Borrower shall be subrogated to any right of the Indemnitee in respect of the matter against which indemnity has been given.

Borrower's indemnities in this section shall survive expiration or termination of the Mortgage and payment in full of the Notes.

     Any payment or indemnity pursuant to this section 9.01 shall include the amount, if any, necessary to hold the Indemnitee harmless on an after-tax basis from all taxes required to be paid by such recipient with respect to such payment or indemnity under laws of any federal, state, or local government or taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof. The amount of any payment or indemnity required under this section shall be determined by the Indemnitee reasonably and in good faith, and that determination shall be conclusive. Upon Borrower's request and at Borrower's expense, the Indemnitee will provide Borrower with a summary explanation of the basis for the Indemnitee's computations.

          Section 9.02 -- Taxes.

          (a) Indemnity. Except as provided in section 9.02(b), Borrower agrees to indemnify each Indemnitee against, and on written demand to pay or reimburse each Indemnitee for the payment of, any and all Taxes imposed upon or asserted against any Indemnitee, any Equipment Portion or any part thereof or interest therein, any Basic Document, any lease of any Aircraft or any part thereof, or the rentals received under such a lease, by any federal, state, or local government or other taxing authority in the United States (including any territory or possession of the United States) or by any foreign government or any political subdivision or taxing authority thereof where any part of an Equipment Portion is located, used, or registered ("Taxing Authorities") upon or with respect to (1) the construction, mortgaging, financing, refinancing by or at the request of Borrower, purchase, acquisition, acceptance, nonacceptance, rejection, delivery, nondelivery, transport, insuring, ownership, registration, deregistration, assembly, possession, repossession, operation, use, condition, maintenance, modification, repair, fitness for use, merchantability, testing, return, abandonment, storage, manufacture, leasing, subleasing, importation, exportation, sale, assignment, transfer, transfer of title, or other application or disposition of, or the imposition of any Lien (other than a Permitted Lien) or the incurrence of any liability to refund or pay over any amount as a result of any Lien (other than a Permitted Lien) on any Equipment Portion or any part thereof or interest therein, (2) any amount paid or payable by Borrower or Proex Bank under the Basic Documents or the receipts or earnings arising from or received with respect to any Equipment Portion or any part thereof or interest therein, (3) any Equipment Portion or any part thereof or interest therein, (4) any of the Basic

Documents and any other documents contemplated thereby or the execution, sale, delivery, acquisition, or filing of the Basic Documents, or (5) otherwise with respect to or in connection with the transactions effected under the Basic Documents. The term "Taxes" shall mean any and all fees, taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax, and interest thereon or computed by reference thereto.

                  (b)  Exclusions from Indemnity.  The provisions of
section 9.02(a) shall not apply to:

                  (1) any Tax based on, or measured by, net income, capital, franchise, or net worth (other than sales taxes), including related surcharges and withholding taxes, or any withholding taxes on an Indemnitee's gross income, to the extent that such withholding taxes are imposed solely because that Indemnitee has a place of business outside the United States or holds its Certificates(s) outside the United States; provided, that the provisions of this clause (b)(1) shall not apply to any Taxes imposed in respect of the receipt or accrual of any indemnity payment made or payable pursuant to this section 9.02;

                  (2) any tax based on or measured by the value of such Indemnitee's interest in any Basic Document, except to the extent imposed without regard to the presence of the Indemnitee, or any Note, in the jurisdiction of the Taxing Authority imposing that Tax;

                  (3) any Tax imposed on the Indemnitee as a result of a transfer or other disposition, by such Indemnitee or any of its predecessors in interest, of any interest in the Aircraft or any Basic Document, unless such transfer or disposition occurs after the occurrence of an Event of Default; or

                  (4) any Tax in the nature of a penalty, an addition to tax, interest, or fines resulting from the negligence or misconduct of the Indemnitee in connection with the preparation or filing of (or failure to prepare or file) tax returns, or the payment of or the failure to pay its taxes, but in each case not if in any way attributable to Borrower's failure to notify such Indemnitee of its obligations to prepare and file its returns in respect of Taxes indemnified pursuant to this section 9.02 or to provide any information necessary for the preparation or filing of such returns or the conduct of such proceedings or otherwise to perform its duties and responsibilities pursuant to the Basic Documents.

                  (c) Calculation of General Tax Indemnity Payments. Any payment which Borrower is required to make to or for the account of any Indemnitee with respect to any Tax which is subject to indemnification under this section 9.02 shall be made on a net basis, taking into account offsetting credits or deductions available to such Indemnitee as a result of the payment of such Tax, and shall include the amount necessary to hold such Indemnitee harmless on an after-tax basis from the net amount of all Taxes required to be paid by such Indemnitee as the result of such payment (including any Taxes imposed on such indemnity payment) pursuant to the laws of any Taxing Authority. The amount of any payment or indemnity required under this section shall be determined by the Indemnitee reasonably and in good faith, and that determination shall be conclusive. Upon Borrower's request and at Borrower's expense, the Indemnitee will provide Borrower with a summary explanation of the basis for the Indemnitee's computations.

                  (d) Reports. Borrower shall timely file any report, return, or statement required to be filed with respect to any Tax which is subject to indemnification under this section 9.02, except for any such report, return, or statement which an Indemnitee has notified Borrower that it intends to file. Borrower shall file such report, return, or statement and send a copy to Agent and each Indemnitee affected by such report, return, or statement. Each Indemnitee shall promptly forward to Borrower any notice, bill, or advice received by it concerning any Tax.

                  Section 9.03 -- Survival. The requirements in this Article IX shall survive termination of this Agreement and the other Basic Documents and the payment of the Notes and the Certificates.


                                    Article X

                          YIELD PROTECTION; ILLEGALITY

                  Section 10.01 -- Additional Costs.

                  (a) Borrower shall pay directly to each Lender from time to time such amounts as are necessary to compensate such Lender, on an after-tax basis, for any costs which are attributable to its purchase of or obligation to purchase any Certificates hereunder, or any reduction in any amount receivable by such Lender in respect of any of such Certificates or such obligation (excluding payments under the Proex Agreement), resulting from any Regulatory Change which imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or the manner in which such Lender funds (or allocates funds, on its books, for) its investments in any of the Certificates.

                  (b) Determinations and allocations by any Lender for purposes of this section 10.01 of the effect of any Regulatory Change pursuant to section 10.01(a) on such Lender's costs or rate of return of maintaining or its obligations to purchase any Certificate, or on amounts receivable by it in respect of any Certificate, and of amounts required to compensate such Lender under this section 10.01, shall be made by such Lender reasonably and in good faith and shall be conclusive. Upon Borrower's request and at Borrower's expense, such Lender will provide Borrower with a summary explanation of the basis for such Lender's computations.

                  Section 10.02 -- Breakage Costs. Borrower shall pay to each Lender, upon such Lender's request, such amount as is sufficient, in such Lender's opinion, to compensate it for any loss, cost, or expense which is attributable to:

                  (a) any payment, purchase, or conversion of any Note or Certificate in which such Lender has any interest for any reason (including the acceleration of the maturity of the Notes pursuant to section 8.02, the prepayment of a Note pursuant to section 4.03, and the mandatory purchase of Certificates pursuant to section 4.04 or 10.03, but excluding any other transfer of a Certificate by any Lender) on a date other than an Interest Payment Date; or

                  (b) any failure by Agent (because of a nonsatisfaction of any of the conditions precedent specified n Article VII) to purchase a Note on a putative Purchase Date specified by Borrower to Agent; or

                  (c) any failure by Borrower to purchase or cause the purchase of any Lender's Certificates that Borrower is required to purchase or cause the purchase of under section 4.08, whether such purchase is scheduled for a Call Date or for another date.

Such amount payable by Borrower (x) shall not include losses, costs, or expenses attributable to any date more than 180 days after the date of such payment, purchase, or conversion or such Purchase Date, and (y) shall be determined by the affected Lender reasonably and in good faith, which determination shall be conclusive. Upon Borrower's request and at Borrower's expense, such affected Lender will provide Borrower with a summary explanation of the basis for such Lender's computations.

             Section 10.03 -- Illegality. If at any time, any change in any applicable state, federal or Japanese law or in any interpretation or administration thereof by any governmental authority, central bank, or comparable agency in the United States or Japan charged with the interpretation or administration thereof, or any reversal by any such entity of an interpretation thereof by any Lender or any compliance by any Lender with any official request or directive in respect of or constituting such a change (whether or not having the force of law) of any such entity, shall make it unlawful or contrary to such interpretation or administration for any Lender to make, fund, maintain or hold its Certificate(s) in the method described herein or to give effect to all or any part of its obligations with respect thereto under this Agreement or any of the other Basic Documents (each such event being an "Illegality Event"), then such Lender shall promptly notify Borrower thereof in writing, and Borrower shall purchase or cause a Person to purchase such Lender's Certificates for an amount determined in accordance with section 4.04, on or prior to the earlier of (i) the Business Day immediately prior to the last day such Lender is allowed to take corrective action with respect to such Illegality Event, or (ii) the first Interest Payment Date to occur at least 60 days after the date of notice of the Illegality Event has been sent to the Borrower by such Lender.


                                   Article XI

                                      AGENT

             Section 11.01 -- Appointment; Powers and Indemnities;
Compensation.

         (a) Each Lender hereby irrevocably appoints and authorizes Agent to act as agent hereunder and in respect of the other Basic Documents, with the power to execute and deliver this Agreement and the other Basic Documents to which it is to be a party, including the Certificates, and any other agreements, instruments, or documents (including UCC-1 financing statements) in which Agent is shown as a party in the forms delivered from time to time by the Lenders to Agent for execution and delivery and, subject to the terms of this Agreement, to exercise its rights and perform its duties under such documents in accordance with their terms, and with such other powers as are reasonably incidental thereto.

Except with respect to any representation, warranty, or covenant expressly made by Agent in any Basic Document, Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not, by reason of this Agreement or any other Basic Document, be a trustee for any Lender. Agent shall not be responsible to any Lender (or to any other party) for any recitals, statements, representations, or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Basic Document, or any other document referred to or provided for herein or therein or for any failure by Borrower or any third party to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Basic Document, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         (b) Agent shall not be obligated to take any action or refrain from taking any action under any Basic Document that might in its reasonable judgment involve it in any expense or liability unless it is indemnified, in form and substance satisfactory to Agent, which indemnity may be furnished by any Lender.

         (c) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of, or otherwise deal with the Aircraft or part of the Collateral, or otherwise to take or refrain from taking any action under, or in connection with, any Basic Document to which Agent is a party, except as expressly provided by the terms hereof or any other Basic Document, or as specified in written instructions from Majority Lenders.

             Section 11.02 -- Reliance by Agent. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice, or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been made, signed, or sent by or on behalf of the proper Person or

Persons, and upon advice and statements of outside legal counsel, independent accountants, and other experts selected by Agent, (and Agent shall not be liable for anything that it does, offers, or omits in good faith in accordance with the advice or opinion of any such counsel, accountants, or experts within such Person's or Persons' particular area of competence, provided that Agent has exercised due care in selecting such counsel, accountants, or other experts). As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Majority Lenders and such instructions of Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

                  Section 11.03 -- Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default unless Agent has received actual written notice from a Lender or from Borrower, specifying such Default and stating that such notice is a "Notice of Default". If Agent receives actual notice of the occurrence of a Default, Agent shall give prompt notice thereof to each Lender and to Borrower. Agent shall (subject to section 11.07) take action with respect to such Default as directed by Majority Lenders; provided, that, unless and until Agent receives such directions, Agent may take such action, or refrain from taking such action, with respect to such Default as it deems advisable in the best interest of the Lenders.

                  Section 11.04 -- Rights as a Lender. With respect to its Commitment and the loans made by it, Wachovia, in its capacity as a Lender hereunder, shall have the same rights, powers, and obligations hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise requires, include Wachovia in its individual capacity. Wachovia and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money (on a secured or unsecured basis) to, and generally engage in any kind of banking, trust, or other business with Borrower, and any of Borrower's affiliates, as if Wachovia were not acting as agent hereunder, and Wachovia may accept fees and other consideration from Borrower or any of its affiliates for services in connection with other loan agreements or otherwise without having to account for same to any Lender.

                  Section 11.05 -- Indemnification. Each Lender shall indemnify Agent (to the extent not reimbursed under Article IX hereof but without limiting the obligations under Article IX), ratably in accordance with the aggregate principal amount of the

Certificates held by such Lender, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind and nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct.

                  Section 11.06 -- Nonreliance on Agent or Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to become a lender under the Basic Documents and that such Lender will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and the Basic Documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of any other document referred to (directly or indirectly) or provided for herein or therein or to inspect the properties or books of any such entity. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of Borrower or any of its affiliates that may come into the possession of Agent or any of its affiliates. Except as otherwise specifically required herein, Agent shall not be required to forward to the Lenders any notices, reports, or other documents and information otherwise required to be forwarded to the Lenders by any other party to the Basic Documents.

                  Section 11.07 -- Failure to Act. Except for action expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act unless it is indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 11.08 -- Resignation of Agent; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time (and, if Wachovia is acting as Agent at a time when Wachovia has disposed of all its

Certificates, shall promptly resign) by giving notice thereof to the Lenders and Borrowers, provided, that Agent shall not, at the time of such resignation, take any actions to impair the rights or obligations of any party to the Proex Agreement. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent, who shall be either an affiliate of Wachovia or a Person reasonably acceptable to Borrower, and who shall be a bank having a combined capital, surplus, and undivided profits of not less than $100,000,000 and having its principal office in the United States of America. If, within 30 calendar days after the retiring Agent's giving of notice of resignation, a successor Agent is not so appointed or does not accept such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, who shall be either an affiliate of Wachovia or a Person reasonably acceptable to Borrower and who shall be a bank having combined capital, surplus, and undivided profits of not less than $100,000,000 and having its principal office in the United States of America. Upon the acceptance of any appointment as agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. If no Person meeting the foregoing qualifications is willing to accept such appointment, any Lender or Agent may apply to a court of competent jurisdiction to appoint such a successor or to relieve Agent of its duties as agent hereunder.

             Section 11.09 -- Investment of Funds.

         (a) Except as otherwise provided in section 7.03 of the Mortgage, any money held by Agent hereunder as part of the Collateral shall, until paid out by Agent as herein provided, be held by Agent in a collateral account for the purposes for which held, and Agent shall not have any liability for interest upon any such money, and such money need not be invested or reinvested except as provided in section 11.09(b) below.

         (b) Any amounts held by Agent pursuant to this section 11.09 shall be invested by Agent from time to time (unless the costs of the investment would exceed the gains reasonably anticipated therefrom) in obligations of, or fully secured by, the United States government maturing in not more than 30 calendar days; provided, that if Majority Lenders so request of Agent in writing and no Default exists, Agent shall invest such amounts in (i) marketable direct obligations of the United States of America or marketable obligations directly guaranteed by the United States of America maturing, in each case, not later than 30 days from the date of acquisition thereof, (ii) repurchase obligations maturing not later than 30 days from the date of acquisition thereof, collateralized by obligations of the nature referred to in clause (i) of this paragraph issued by any Lender, or any other commercial bank organized and existing under the laws of the United States of America or any state thereof, in either case having combined capital, surplus, and undivided profits of not less than $100,000,000, if Agent holds such obligations, or has written evidence from the holder of such obligations, that such obligations are held by a Federal Reserve bank or a commercial bank with combined capital, surplus, and undivided profits of no less than $100,000,000 and a perfected security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 305.0 et seq. in such obligations, is created for the benefit of Agent;
(iii) certificates of deposit and bankers' acceptances issued by any Lender, or by any commercial bank organized and existing under the laws of the United States of America or any state thereof, in either case having combined capital, surplus, and undivided profits of not less than $100,000,000, or commercial paper (other than any issued by Borrower, any Lender, or an affiliate of either) rated A-1 by Standard & Poor's Corporation, Inc. and P-1 by Moody's Investors Services, Inc., if (in any such case specified above in this proviso) Agent receives a written agreement of Majority Lenders satisfactory to Agent that Majority Lenders will be liable for and will pay to Agent on demand an amount equal to any expense or loss (including any loss on such investment after taking into account any gain) incurred in connection with any investment of funds pursuant to this proviso; and provided, further, that so long as a Default exists, Agent may invest such amounts only in investments described in clause
(i) of this section 11.09. Agent shall have no liability for any loss resulting from any such investment. Agent may sell any such investment (without regard to maturity date) whenever necessary to make any distribution required by any provisions of Article XII. Except as otherwise provided in section 7.03 of the Mortgage, Agent shall hold and apply any income realized as a result of any investment pursuant to this section 11.09 in the same manner as the payments held by Agent pursuant to Article XII.

             Section 11.10 -- Representations and Warranties.

         (a) Neither any Lender nor Agent makes any representation or warranty as to the sufficiency, validity, legality, or enforceability of any Basic Document, or as to the correctness of any statement contained in any thereof, except as expressly set forth in this Agreement. Neither any Lender nor Agent makes any representation as to the value or condition of the Collateral or


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



any part thereof, or as to the title thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any security at any time pledged and deposited with Agent hereunder.

         (b)      Wachovia represents and warrants that:

                  (1) neither Agent nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest or security interest relating to any Aircraft or any interest in any Note or Certificate for sale to, or solicited any offer to acquire any such interest or security from, any Persons other than the Lenders in such a manner as to require any of the Notes, Certificates, or documents signifying security interests to be registered under the Securities Act of 1933, as amended, or any state securities law; provided, that the foregoing shall not be deemed to impose responsibility with respect to any such offer, sale, or solicitation by any other Person;

                  (2) it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, and has all corporate power, authority, and legal right under the laws of the United States to execute, deliver, and carry out the terms of each of the Basic Documents to which Agent is a party;

                  (3) Agent has duly authorized, executed, and delivered this Agreement and the other Basic Documents to which it is a party;

                  (4) it is a "citizen of the United States" within the meaning of section 101(16) of the Act and will, subject to the provisions of this Agreement, resign as agent hereunder promptly after an officer having direct responsibility for administering this Agreement obtains actual knowledge that it has ceased to be such a citizen;

                  (5) Agent's execution and delivery, of this Agreement and each other Basic Document to which it is a party will not result in any violation of, or be in conflict with, or constitute a default under, any of the provisions of its charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which it is a party or by which it is bound, or any law, judgment, governmental rule, regulation, or order of any federal government or governmental authority or agency governing the banking or trust powers of Agent; and

                  (6) neither Agent's execution and delivery of this Agreement or the Basic Documents to which it is a party, nor Agent's consummation of any of the transactions contemplated thereby, requires the consent or approval of, giving of notice to, or registration with any federal governmental authority or agency pursuant to any federal governmental law governing the banking of trust powers of Agent.


                  Section 11.11 - No Claims Against Agent, etc. Nothing contained in this Agreement shall constitute any consent or request by Agent or any Lender, express or implied, for the performance of any labor or services or the furnishing of any materials or other property, nor be deemed to give Borrower any right, power, or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Agent or the Lenders in respect thereof or any claim that any Lien (other than any Permitted Lien that is not a Lien resulting from an action of Agent or a Lender for which neither Agent nor any Lender is entitled to be indemnified under any Basic Document) based on the performance of any such labor or services or the furnishing of any such materials or other property is prior to the Lien of the Mortgage, except as expressly permitted in the Basic Document; provided, that if any such claim is made against Agent or any Lender, Borrower shall obtain the release of such claim within 30 calendar days after the claim is made.

                  Section 11.12 -- Form of Certificates; Issuance, Transfer, and Exchange of Certificates.

         (a) Authorization. The Lenders hereby authorize and direct Agent to do the following, and Agent agrees for the benefit of the Lenders that Agent will do the following, on the Purchase Date for each Aircraft, subject to due compliance with the terms of paragraph (b) below:

                  (1) to the extent received by Agent from the Lenders, transfer the Financed Amount for such Aircraft to Proex Bank for it to retransfer to Vendor on Borrower's behalf;

                  (2) upon receipt of each Lender's Commitment for such Aircraft, issue to Wachovia a Certificate in the full amount of Wachovia's Commitment for such Aircraft and issue to Bank of Tokyo a Certificate in the full amount of Bank of Tokyo's Commitment for such Aircraft; and

                  (3) execute and deliver all such other instruments, documents, or certificates, and take all such other actions in accordance with the directions of Majority Lenders, as Majority Lenders deem necessary or advisable in connection with the transactions contemplated hereby, such execution and delivery or the taking of any such action by Agent in the presence of Majority Lenders to evidence, conclusively, the direction of Majority Lenders.

         (b) Conditions Precedent. Agent's right and obligation to take the actions required by paragraph (a) on the Purchase Date shall be subject to each Lender's having made the full amount of its Commitment available to Agent in immediately available funds in accordance with sections 2.01 and 2.02 and Annex A of this Agreement, and to the satisfaction or waiver of the conditions set forth or referred to in section 2.02 and Annex A of this Agreement.

         (c) Form of Certificates. Each Certificate shall be substantially in the form of Exhibit K. Interest and principal on each Certificate shall be payable by Agent, upon receipt of the corresponding amounts from Borrower, as set forth in such Certificates.

         (d) Terms of the Certificates. In connection with each Aircraft, Agent shall issue to each Lender a Certificate in a principal amount equal to its Commitment for that Aircraft, bearing interest at the Borrower Interest Rate, designated as having been issued in connection with that Aircraft, and otherwise in the form of Exhibit K.

         (e) Lost or Damaged Certificate. If any Certificate becomes mutilated, defaced, lost, stolen, or destroyed, then on the terms set forth in this section (and not otherwise), and upon the written request of the holder thereof, Agent shall execute and deliver a new Certificate of the same series, principal amount, and terms as the mutilated, defaced, lost, stolen, or destroyed Certificate, in exchange and substitution for and upon cancellation of the mutilated or defaced Certificate, or in lieu of and in substitution for the lost, stolen, or destroyed Certificate. The applicant for a new Certificate shall furnish to Agent evidence to Agent's reasonable satisfaction of the loss, theft, or destruction of such Certificate alleged to have been lost, stolen, or destroyed, and of the ownership and authenticity of such mutilated, defaced, lost, stolen, or destroyed Certificate, and also such security and indemnity as Agent reasonably requires (provided, that the written undertaking of one of the original Lenders, or any other institutional holder of a Certificate having a net worth (or in the case of a bank, having combined capital, surplus, and undivided profits) of at least $50,000,000 shall be sufficient security and indemnity), and shall pay all expenses and charges of such substitution or exchange. All Certificates shall be issued, held, and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of mutilated, defaced, lost, stolen, or destroyed Certificates and shall preclude (to the extent lawful) any and all other rights and remedies, any present or future law or statute to the contrary notwithstanding.

         Section 11.13 -- Action Upon Written Instructions. Subject to the terms of sections 11.03, 11.14, and 11.15, upon the written instructions at any time and from time to time of Majority Lenders, Agent will take such actions as are specified in such instructions, including the following actions: (1) give such notice or direction or exercise such right, remedy, or power hereunder or under any of the Basic Documents to which Agent is a party, or in respect of all or any part of the Collateral, or take such other action as is specified in such instructions; (ii) take such action to preserve or protect the Collateral (including the discharge of any Liens) as is specified in such instructions;
and (iii) approve as satisfactory to it all matters required by the terms of the Basic Documents to be satisfactory to Agent, it being understood that, except as otherwise provided in section 11.03 or in the last sentence of this section 11.13, without written instructions of Majority Lenders, Agent shall not approve any such matter as satisfactory to it. Upon the written instructions of Majority Lenders, Agent will execute and file any financing statement (and any continuation statement with respect to any such financing statement) or similar document relating to the security interests and assignments created by the Basic Documents as is specified in such instructions and accompanies such instructions (and Agent shall have no duty to execute or file any financing statement, continuation statement, or any other documents of the type referred to in this sentence unless it receives such written instructions and an execution form of such statement or document). If Agent is unsure of the application of any provision of this Agreement or any other agreement relating to the transactions contemplated hereby, Agent may request and rely upon instructions of Majority Lenders within 20 days after the date of such request, until instructed otherwise Agent may, but shall be under no duty to, take or refrain from taking such action as it deems advisable in the best interests of Majority Lenders.

              Section 11.14 -- Expenses.

         (a) Expenses After Default. While an Event of Default exists, Agent shall not be under any obligation to take any action under any of the Basic Documents (including action under section 11.15) if Agent reasonably determines, or is advised by independent counsel, that such action is contrary to the terms of the Basic Documents to which Agent is a party, or is otherwise contrary to law, unless and until requested in writing to do so by Majority Lenders and furnished, from time to time as it may require, with reasonable security and indemnity, satisfactory to Agent, from such Majority Lenders against the costs, expenses, and liabilities which it might incur in compliance with such requests or direction.

         (b) Expenses for Actions Upon Written Instructions. Agent shall not be required to take any action under sections 11.03 or 11.13 unless Agent shall have been furnished, from time to time as it may require, with reasonable security and indemnity, satisfactory to Agent, from Majority Lenders directing Agent to take or refrain from taking action under section 11.03 or 11.13, against the costs, expenses, and liabilities which it might incur in complying with sections 11.03 or 11.13.

             Section 11.15 -- Procedures for Disposing of Collateral.

         (a) If an Event of Default exists, Agent shall, upon written instruction from Majority Lenders, declare all the Secured Obligations due and payable as provided in section 9.02 of the Mortgage. Thereafter, Majority Lenders shall have the sole responsibility for directing Agent in the enforcement of rights and remedies, pursuant to the Basic Documents, including the time and manner of repossessing and remarketing of the Collateral.

         (b) If Agent obtains an offer from a third party for the purchase of the Collateral for a purchase price that is less than the amount necessary to pay in full (i) the aggregate principal amount of the Certificates, (ii) accrued but unpaid interest on such unpaid principal amount to the date of distribution,
(iii) interest on overdue principal and, to the extent permitted by applicable law, overdue interest, and (iv) all other sums due and owing to Agent or any Lender pursuant to any Basic Document, then before accepting any such offer, Agent shall notify the Lenders and shall sell such Collateral for such price only after obtaining the written consent of Majority Lenders.

         (c) Assignment, sale, transfer, or other conveyance of the Collateral by Agent made pursuant to the terms hereof or of the other Basic Documents to which it is a party shall bind the Lenders and shall be effective to assign, sell, transfer, or convey all right, title and interest of Agent and the Lenders that it purports to assign, sell, transfer, or otherwise convey in and to the Collateral. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such assignment, sale, transfer, or conveyance or as to the application of any sale or other proceeds with respect thereto by Agent.


                                   Article XII

                RECEIPT, DISTRIBUTION, AND APPLICATION OF INCOME

         Section 12.01 -- Payment by Agent Generally. Subject to sections 12.02, 12.03, 12.04, and 12.05 hereof, all payments (including prepayments under section 4.02 and the first sentence of 4.03 of this Agreement) of principal of and interest on any Note received by Agent shall be paid to the holders of the Certificates related to such Note pro rata in accordance with the principal and interest then due on such Certificates; the payment of the Facility Fee received by Agent shall be paid one-half to each Lender; and all payments of the Commitment Fee received by Agent shall be paid to the Lenders pro rata in accordance with the outstanding Commitment of each.

         Section 12.02 -- Application of Payments After Default. During the continuance of a Default that is not an Event of Default, any amounts that, but for this section 12.02, would be payable under section 12.01 by Agent to the Lenders shall be held by Agent until: (i) all Defaults shall have been cured, in which event such amounts shall, to the extent not theretofore applied as provided herein, be applied as provided in section 12.01 hereof, (ii) an Event of Default shall exist, in which event such amounts shall be applied as provided in section 12.03 hereof, or (iii) such amounts shall have been continuously held for a period in excess of 90 days (during which period Agent or the Lenders shall not have been stayed or otherwise precluded by operation of law from taking action to accelerate the Notes or to declare this Agreement in default or to exercise any remedies hereunder or under the Mortgage), in which event such amounts shall, to the extent not theretofore applied as provided herein, be distributed as provided in section 12.01 hereof.

         Section 12.03 -- Payments After Event of Default. During the continuance of any Event of Default, all payments received by Agent and all amounts then held by Agent on behalf of Lenders shall be applied in the following order of priority:

                  First, to pay all proper fees, charges, expenses, or advances made or incurred by Agent in the collection or distribution of such payment or otherwise in accordance with the provisions of this Agreement or the Mortgage, and of any and all other sums then owing to Agent by Borrower under the Basic Documents (including any amount payable by or for the account of Agent under section 9.04(b) of the Mortgage);

                  Second, to pay to the then-existing and prior holders of the Certificates all proper fees, charges, expenses (including expenses under Section 13.03 hereof, and all amounts payable under Article IX hereof), and advances made or incurred by such then-existing and prior holders of Certificates and for which Borrower is responsible pursuant to the Basic Documents (to the extent not previously reimbursed), without priority of one such then-existing or prior holder of Certificates over any other, in the proportion of the aggregate amount of such fees, charges, expenses, and advances made or incurred by each such then-existing or prior holder of Certificates bears to the aggregate amount of such fees, charges, expenses, and advances made or incurred by all such then-existing and prior holders of Certificates;

                  Third, to pay in full the unpaid interest on the Certificates due to the date of distribution (as well as interest on overdue principal and, to the extent permitted by applicable law, overdue interest at the rate set forth in section 4.06 hereof), and the then-outstanding principal of the Certificates, without priority of one Lender over any other, in the proportion that the outstanding principal of each Lender's Certificate(s) on such date of application bears to the outstanding principal of all the Certificates outstanding on such date of application;

                  Fourth, to pay all other amounts then due by Borrower to the Lenders under the Basic Documents;

                  Fifth, the balance, if any, of such payments remaining thereafter shall be distributed to Borrower.

                  Section 12.04 -- Application of Indemnity and Certain Other Payments.

         (a) Any indemnity payment under Article IX hereof received by Agent shall, if owed to Agent, be applied to any such indemnity amounts owing to it, but if owed to another Indemnitee, be paid to the appropriate Indemnitee.

         (b) Except as otherwise provided in this Article XII, any payment received by Agent for which provision as to the application thereof is made in this Credit Agreement or the Mortgage, other than in this Article XII, shall be forthwith applied as provided in such other provision of this Credit Agreement or the Mortgage.

         (c) If a Default exists when Agent receives any payment referred to in section 12.04(b) or (d), Agent may hold such payment as part of the Collateral, and Agent shall cease to hold such payment and shall apply and distribute it as provided in such section if and when no Default exists.

         (d) If an Indemnitee receives a refund of any amount that Borrower indemnified such Indemnitee for, that Indemnitee shall pay to Borrower an amount equal to that refund; provided, that any subsequent loss of that refund by the Indemnitee shall be treated as a loss subject to indemnification by Borrower.

         (e) The additional interest (2.375% per 360-day period) payable under section 4.08 for the year before a Call Date shall be paid to the Lender(s) to whose Note(s) it relates.

             Section 12.05 -- Other Payments.

         (a) Provided no Default exists, any money that Agent receives with respect to any right or obligation contained in the Basic Documents, and that the Basic Documents do not specify how to apply, shall be applied to any Secured Obligations then due, and the balance shall be distributed to Borrower.

         (b) Any payments received and amounts realized by Agent with respect to the Aircraft or otherwise to the extent received or realized, or remaining, at any time after payment in full of the Secured Obligations, as well as any other amounts remaining as part of the Collateral after payment in full or the Secured Obligations, shall be distributed to Borrower.

             Section 12.06 -- Method of Payment. Agent shall make distributions or cause distributions to be made to the Lenders and Borrower by wire transfer of immediately available funds, to the respective bank accounts specified in writing to Agent by such Persons, not later than 2:00 p.m. (Atlanta, Georgia time) on the date they are received by Agent (if received by 12:00 noon (Atlanta, Georgia time), or, if received later, as soon as practicable but not later than 11:00 a.m. (Atlanta, Georgia time) on the next Business Day), or the commercially reasonably promptness after receipt in the case of payments to bank accounts located outside the United States.

                  Section 12.07 -- Payments From Proceeds from Borrower. All payments to be made by Agent under the Certificates and this Agreement shall be made only from the proceeds received by Agent under the Basic Documents. Each holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the proceeds received by Agent under the Basic Documents to the extent available for distribution to such holder as herein provided, and that Agent is not personally liable to the holder of any Certificate under such Certificate or this Agreement.

                  Section 12.08 -- Termination of Certificates. A holder of a Certificate shall have no further interest in, or other right with respect to, the proceeds received by Agent under the Basic Documents when and if all Secured Obligations payable to such holder have been paid in full.

                                  Article XIII

                                  MISCELLANEOUS

                  Section 13.01 -- No Waivers; Cumulative Remedies. No failure or delay in exercising any power or right under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power under any Basic Document. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                  Section 13.02 -- Notices. All communications and notices provided for under this Agreement shall be in writing (including telex, telegraph, and telecopy), shall be in English, and shall be mailed by certified mail (return receipt requested) or otherwise delivered to the parties at the addresses set forth by their signatures hereto, or, as to each party, at such other address as it designates by notice to each other party. Each such notice shall be effective upon delivery.

                  Section 13.03 -- Transaction Expenses; Agent's Fees.

         (a) Borrower will pay on demand all out-of-pocket expenses in connection with the preparation, execution, delivery, administration, and enforcement of the Basic Documents, or in



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



connection with any scheduled closing that is postponed or cancelled, including
(i) all fees and expenses of (x) Troutman, Sanders, Lockerman & Ashmore, special counsel to Agent and the Lenders, (y) Castro, Barros, Sobral e Xavier, special Brazilian counsel, and (z) Crowe & Dunlevy, special FAA counsel (ii) all FAA and UCC filing and lien search fees; (iii) all fees and expenses (including legal fees and expenses) of each Lender and Agent in connection with actual or proposed amendments, waivers, or consents to or under this Agreement or the other Basic Documents (except for such amendments, waivers, or consents initiated by any Lender or Agent; provided that any such amendment, waiver, or consent initiated by Agent or the Lenders in connection with a matter relating to the Proex Program, Proex Bank, or Proex Interest Payments that is initiated for the benefit of Borrower or at the request of Borrower shall not be included in this exception); and (iv) all fees and expenses (including legal fees and expenses) of each Lender and Agent in connection with the actual or proposed enforcement of any Basic Document against Borrower during the existence of any Default. The "legal fees and expenses" of the Lenders and Agent referred to in clauses (iii) and (iv) may not include those of a Lender's or Agent's in-house counsel.

         (b) Agent shall be entitled to receive reimbursement, within five Business Days after its request, for all reasonable expenses incurred or made by it in accordance with this Agreement or any other Basic Document. Under section
2.01 of the Mortgage, Agent is granted, and such obligations are secured by, a Lien on the Collateral entitling Agent to priority as to payment thereof (by virtue of section 12.03 of this Agreement) over payment to any other Person under this Agreement. Borrower shall pay to Agent, in its individual capacity, the amounts to which Agent is entitled under this section 13.03(b).

             Section 13.04 -- Amendments. Any provision of the Basic
Documents, other than the Purchase Agreement, the Guarantee, or the Proex Agreement, may be amended, terminated, waived, or otherwise modified only in writing by Borrower and Majority Lenders, and any such amendment, termination, waiver, or other modification shall bind all of the Lenders to the same extent and with the same effect as if each Lender had joined therein; provided, that no provision of the Proex Agreement shall be amended, modified, or waived except as permitted therein; provided, further, that the written consent of Agent in its individual capacity shall be required to effect any amendment, termination, waiver, or other modification of the Basic Documents that affects the rights or duties of Agent (as agent or in its individual capacity (but not in its capacity as Lender)). Notwithstanding the foregoing, no amendment, modification, or waiver of the Basic Documents shall, unless in writing and signed by each Lender, be effective to (a) increase such Lender's Commitment or subject such Lender to any additional obligation, (b) reduce the principal of or interest on the Notes or such Lender's Certificates, or any fees or other amounts payable to such Lender hereunder (whether under Article IX or otherwise), or change the ratable distribution of funds received by Agent for account of the Lenders hereunder (including under Article IV hereof), (c) postpone any date fixed for any payment of the principal of, or interest on, the Notes or such Lender's Certificates or any fees or other amounts payable to such Lender hereunder, (d) change the definition of "Majority Lenders" as set for in section 1.01, or amend, modify, or waive this section 13.04, (e) change section
11.13 of this Agreement, (f) increase the Financed Amount to be secured by the Collateral under the Mortgage, (g) alter the right of any Lender to transfer any Certificate or add or alter restrictions upon such transfer, or (h) the release of any Lien with respect to the Collateral other than in accordance with the Basic Documents.

             Section 13.05 -- Successors and Assigns.

         (a) Binding Effect; Consent to Assignment. This Agreement shall bind and benefit each Lender, Agent, and Borrower and their successors and assigns, except that Borrower may not assign or transfer its rights under this Agreement without Agent's prior written consent.

         (b) Limitations on Transfers. No Lender shall assign, convey, or otherwise transfer any of its interest in the Basic Documents, or offer to do any of the foregoing, (i) in any manner that would result in a violation of the Act, the Securities Act of 1933, ERISA, or any other law, or (ii) if, as a result of such assignment, conveyance, or other transfer, more than two Persons other than Bank of Tokyo and affiliates of Wachovia would have Certificates issued with respect to any particular Aircraft.

         (c) Transfer. Agent shall maintain at its office a register for the purpose of registering transfers and exchanges of registered Certificates and in which shall be entered the names and addresses of the owners of such registered Certificates and particulars of the registered Certificates owned by them. The holder of any registered Certificate wishing to transfer such Certificate shall, in person or by a duly authorized attorney, surrender to Agent at its office such Certificate, duly endorsed by the registered holder or such attorney, or accompanied by a written instrument of transfer duly executed by the registered holder or by such attorney, in form reasonably satisfactory to Agent. Upon representation to Agent of any Certificate for transfer, Agent will execute and deliver to the transferee thereof in exchange therefor a new Certificate or Certificates of the same series and in the same aggregate principal amount and with the same terms as the Certificate so surrendered, in registered form and in any denomination of $100,000 or more (or the aggregate principal amount of all Certificates of such series held by such transferee, whichever is less) as is specified in such instrument of transfer. Nothing in this paragraph shall be interpreted as (i) giving Bank of Tokyo the right or power to transfer one or more of its Certificates or to transfer any right or interest in such Certificates to another Person, other than Wachovia or Borrower, without the prior written consent of Wachovia and Borrower (which shall not be unreasonably withheld) or (ii) giving Wachovia the right or power to transfer one or more of its Certificates or to transfer any right or interest in such Certificates to any Person other than an affiliate of Wachovia, without the prior written consent of Borrower (which shall not be unreasonably withheld).

         (d) Exchange. The holder of one or more Certificates may at any time surrender such Certificate or Certificates for exchange at Agent's office and shall be entitled to receive in exchange therefor a new Certificate or Certificates, of the same series and in the same aggregate principal amount with the same terms as the Certificate or Certificates surrendered, in registered form and in any denomination of $100,000 or more (or the aggregate principal amount of all such Certificates of the same series held by such holder, whichever is less).

         (e) Effect of Transfer or Exchange. All Certificates issued upon any transfer or exchange of Certificates shall be the valid obligations of Agent evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement, as the Certificates surrendered upon such transfer or exchange. Agent shall make a notation on each new Certificate of the date to which interest on the replaced Certificate(s) has been paid.

         (f) Evidence of Ownership. Agent and Borrower shall deem and treat the Person in whose name any registered Certificate is registered as the absolute owner and holder of such Certificate for the purpose of mailing payment of all amounts payable by Agent or Borrower with respect to such Certificate and for all amounts payable by Agent or Borrower with respect to such Certificate and for all other purposes, and Agent and Borrower shall not be affected by any notice to the contrary.

         (g) Expenses, Taxes, etc. The transferring or exchanging Lender shall pay all expenses incurred in connection with the transfer or exchange of a Certificate, including Agent's expenses (including legal fees), stamp taxes, transfer taxes, sales taxes, governmental fees and charges, broker's fees and commissions, any other fees and charges of the same or similar type as any of the foregoing, and other fees and expenses associated with amendments, supplements, waivers, or consents required as a result of any transfer or sale of a Certificate after the Purchase Date. In addition, for any transfer or exchange of a Certificate, Agent may require the transferor to pay a sum sufficient to cover any stamp tax or other governmental charge connected therewith.

             (h) No Transfer Within Three Days Before Payment Date. Agent shall not be required to transfer or exchange any Certificate during the three-day period preceding the due date of any payment on such Certificate.

                  Section 13.06 -- Wachovia's Representations and Warranties. Wachovia represents and warrants that:

                  (a) it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, and has all corporate power, authority, and legal right under the laws of the United States to execute, deliver, and carry out the terms of each of the Basic Documents to which it is a party as Lender;

                  (b) it has duly authorized, executed, and delivered this Agreement and the other Basic Documents to which it is a party as Lender;

                  (c) neither it nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest in the Notes or the Certificates for sale to, or solicited any offer to acquire any such interest in the Notes or the Certificates from, any Person in such a manner as to require any of the Notes or the Certificates to be registered under the Securities Act of 1933, as amended, or any state securities law; provided, that the foregoing shall not be deemed to extend any such offer, sale, or solicitation by or on behalf of Borrower or any other Person; and

                  (d) no part of the funds used by it to purchase its Certificates hereunder shall constitute the assets of any "employee benefit plan" within the meaning of ERISA or any "plan" as such a term is defined in section 406 of ERISA or section 4975 of the Code.

                  Section 13.07 -- Bank of Tokyo's Representations and Warranties. Bank of Tokyo represents and warrants that:

                  (a) it is an agency licensed under Georgia law of a Japanese banking corporation and in good standing under the laws of Georgia, and has all corporate power, authority, and legal right under the laws of the United States to execute, deliver, and carry out the terms of each of the Basic Documents to which it is a party;

                  (b) it has duly authorized, executed, and delivered this Agreement and the other Basic Documents to which it is a party;

                  (c) neither it nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest in the Notes or the Certificates for sale to, or solicited any offer to acquire any such interest n the Notes or the Certificates from, any Person in such a manner as to require any of the Notes or the Certificates to be registered under the Securities Act of 1933, as amended, or any state securities law; provided, that the foregoing shall not be deemed to extend any such offer, sale, or solicitation by or on behalf of Borrower or any other Person; and

                  (d) no part of the funds used by it to purchase its Certificates hereunder shall constitute the assets of any "employee benefit plan" within the meaning of ERISA or any "plan" as such a term is defined in section 406 of ERISA or section 4975 of the Code.

                  Section 13.08 -- Governing Law. This Agreement shall be governed by the laws of Georgia (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).

                  Section 13.09 -- Headings. Article and section headings used in this Agreement are for convenience only and are not a substantive part of this Agreement.

                  Section 13.10 -- Execution in Counterparts. This Agreement may be executed in separate counterparts.

                  Section 13.11 -- Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the Mortgage.

                  Section 13.12 -- Severability. If any part of any provision contained in this Agreement, or any document contemplated hereby, is or becomes invalid or unenforceable under applicable law, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions.

                  Section 13.13 -- Proex Agreement. So long as no Default exists, Agent shall forward any payments that it receives under the Proex Agreement as Proex Interest Payments, or interest thereon, or as indemnification or reimbursement under the Proex Agreement and not relating to any loss or expense suffered by Agent or any Lender, to Borrower at Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303 (ABA # 0610-0001-0), Account: Atlantic Southeast Airlines, Inc. (account # 18645444). Agent shall use its good faith efforts to forward any such payments to Borrower on the Business Day following their receipt by Agent. At Borrower's cost and expense, Agent or any Lender shall use its good faith efforts to take such action with respect to the Proex Agreement as Borrower shall reasonably request, provided that Agent and the Lenders shall not be required to solicit offers independently from any bank to guarantee Proex Interest Payments or to take any action which adversely affects the interests of any of them; provided that a reduction in the amount of Proex Interest Payments resulting from the guarantee of such Proex Interest Payments by Proex Bank shall not be considered an action adversely affecting Agent's or any Lender's interest; provided, further, that the replacement of the bank acting as Proex Bank with another bank shall not be considered an action adversely affecting Agent's or any Lender's interest if (a) Agent consents in writing to such replacement bank's acting as the Proex bank under the Proex Agreement or (b) such replacement bank meets the following qualifications: (i) it is a bank having offices in New York City and Brazil,
(ii) it is authorized to act as a Proex agent under the Proex Program; and (iii) it is a bank with which Agent has the capability to transact business in the ordinary course through Agent's then-existing correspondent banking relationships. However, all risks associated with the Proex Program are Borrower's, and Agent and the Lenders shall have no responsibility for an Proex Interest Payments not actually received by Agent or any Lender from Proex Bank. So long as no Default exists, Agent and Lenders shall not enter into any amendment of the Proex Agreement without Borrower's consent, such consent not to be unreasonably withheld.

                  Section 13.14 -- Agent Not Acting in Individual Capacity. In acting hereunder, unless otherwise expressly provided, Wachovia Bank of Georgia, N.A., when referred to as "Agent", acts solely as agent and not in its individual capacity; and, except as otherwise provided herein or in any other Basic Document to which Wachovia Bank of Georgia, N.A., as "Agent", is a party, all Persons having any claim against Wachovia Bank of Georgia, N.A., as "Agent", by reason of the transactions contemplated hereby shall look only to the Collateral for payment or satisfaction thereof.

                  IN WITNESS WHEREOF, Agent, Borrower, and Lenders have executed this Credit Agreement.


                                                              ATLANTIC SOUTHEAST AIRLINES, INC.
100 Hartsfield Centre Parkway
Atlanta, Georgia  30354-1356
Attn: Ronald V. Sapp
Vice President - Finance                                      By: /s/ Ronald V. Sapp
         and Treasurer                                           --------------------------------------
Facsimile No.: (404) 209-0162                               Title: Vice President - Finance & Treasurer
                                                            -------------------------------------------
                                                              WACHOVIA BANK OF GEORGIA, N.A.,
                                                                not in its individual capacity
                                                                but solely as agent

191 Peachtree St., N.E.
Atlanta, Georgia 30303
Attn: Georgia Corporate Division                              By: /s/ Mark Bole
Reference: Atlantic Southeast                                    -------------------------------------
  Airlines (1992 Financings)                                  Title: Commercial Officer
Facsimile No.: (404) 332-5016                                       ----------------------------------

                                                              WACHOVIA BANK OF GEORGIA, N.A.,
                                                                in its individual capacity

191 Peachtree St., N.E.
Atlanta, Georgia 30303
Attn: Georgia Corporate Division                             By: /s/ Mark Bole
Reference: Atlantic Southeast                                   -------------------------------------
  Airlines (1992 Financings)                                  Title: Commercial Officer
Facsimile No.: (404) 332-5016                                       ---------------------------------

                                                              THE BANK OF TOKYO, LTD.,
                                                              ATLANTA AGENCY

5050 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303                                       By: /s/ Gary L. England
Attn: Gary L. England                                           ------------------------------------
Facsimile No.: (404) 577-1155                                Title: Vice President and Manager
                                                                   ---------------------------------